August 28, 1998



  Dear Fellow Ultra-Small Company Shareholder,

  Translation: The June 30, 1998 fiscal year included our best quarter and our worst quarter of the four years we have been operational. Overall, we beat all our benchmarks for the full fiscal year. If you would like to read only the highlights of this report to save time, I recommend reading only the paragraphs which begin _Translation._ Alternatively, you could just stop here. For others, the details follow_

  I explained the reasons for our June quarter performance in a separate letter dated July 16. This letter highlights our performance for the full fiscal year. Attached are our audited financial statements, including a full schedule of investments.

  Due to our poor June quarter performance, we slipped to the 45th percentile among small-cap funds for our full fiscal year. On a trailing three-year basis, we slipped from the first percentile to the 3rd. For the longer period, I consider this to be stellar performance within the context of
  current large-company dominance, as described below.   The
  table below presents our quarter, one year, and life-to-date financial results according to the formula required by the SEC.

                                           June Qtr.   1 Year      Life-to Date
                                           4/1/98      7/1/97      8/5/94 to
                                           to 6/30/98  to 6/30/98  6/30/98**
  Ultra-Small Company Portfolio            -10.5%      18.4%       26.6%
  Lipper Small-Cap Stock Funds*            -4.1%       18.1%       21.8%
  Russell 2000 (small growth stocks)*      -4.7%       16.5%       19.1%
  CRSP Cap-Based Portfolio 10 Index*       -7.7%       15.8%       18.0%

  *The Lipper Small-Cap Stock Funds is an index of small company funds compiled by Lipper Analytical Services, Inc. The Russell 2000 is an unmanaged index of small stocks, with dividends reinvested. The CRSP Cap-Based Portfolio 10 Index is an unmanaged index of 2,661 ultra-small companies compiled by the Center for Research in Security Prices, with dividends reinvested. Past performance does not guarantee future returns.
  ** Life-to-date returns are annualized; the June quarter period is not annualized.

  GRAPH:
  _Growth of $10,000 Invested in various Funds and Indexes from 8/5/94 to 6/30/98_
  Shows the growth of $10,000 in the Bridgeway Ultra-Small Company Portfolio, the Lipper Small Company Growth Funds, the Russell 2000 Index and the CRSP Cap-based Portfolio 10 Index. As of 6/30/98 the $10,000 had grown to $25,115 in the Bridgeway Ultra-Small Company Portfolio, $21,570 in the Lipper Small Company Growth Funds, $19,805 in the Russell 2000 Index and $19,092 in the CRSP Cap-based Portfolio 10 Index.


  Explanation of Performance:  Large Company Dominance
  Accelerates

  Translation: The largest companies really shined in the last four years, last year, and especially the last quarter. Along with an extended bull market, this has been the trend over the last four years, but it runs counter to the long-term trend of small-stock dominance. We expect this trend to reverse, to our Portfolio's advantage, but not necessarily in the near term. We'll be ready whenever it happens.

  Occasionally, we get calls from shareholders asking why our calendar year-to-date returns are so much poorer than _the market._ Usually, by _market,_ the caller means one of the more widely reported large company indexes such as the Dow Jones Industrial Average. The primary answer to this question is that while large companies have given up only one-third of their gain from June, 1997 to June, 1998, small stock averages have given back their entire gain plus more. In some previous shareholder letters I have presented a graph of the amount by which the S&P 500 Index has outperformed the Russell 2000 index since our inception in 1994. Since Bridgeway Capital Management now subscribes to CRSP's full database, I would like to present the same kind of graph using CRSP's data about the largest (currently 212) companies relative to the ultra-small ones:
  GRAPH:
  _The Widening Gap between Ultra-Large and Ultra-Small Stocks from 7/29/94 to 6/30/98_
  This graph shows widening gap of returns of Ultra-Large stocks vs Ultra-Small stocks. The graph shows the large stocks appreciating much more rapidly than the small stocks. The graph also demonstrates how the Bridgeway Ultra-Small Company Portfolio compares to the large and small stock performance. As of 6/30/98 the total percentage changes were 186%, 151% and 91% for the Ultra-Large Stocks, Ultra-Small Company Portfolio and Ultra-Small Stocks, respectively

  The largest companies have outperformed the smallest ones by a whopping 95% on a cumulative basis. While the Ultra-Small Company Portfolio kept ahead of even the large company indexes through the end of calendar 1997, we have not been able to overcome this continued huge discrepancy. Indeed, Bridgeway's large-cap portfolios (Social Responsibility and Ultra-Large 35 Index) are among a small minority of funds to beat the large-cap indexes this calendar year, and they have trounced all our small-cap portfolios.

  The Hundred Year Storm or _What Will the Future Bring?_

  Translation: The good news is--if longer-term history is any guide--eventually we will ride the small-cap wave. I would expect (but cannot promise) that this will be the case in the long-term, but it may continue not to be in the short-term. As an investor with a long-term view, I am staying put and have changed nothing about my strategy or that of our Portfolio.

  The Ultra-Small Company Portfolio celebrated its 4th birthday earlier this month. If we look at trailing four-year time periods over the last 72 and a half years for which I have data, there have been only four months when ultra-small stocks have trailed large company stocks by the current amount. On a contrarian and valuation basis, this would appear to be a very good time to invest in ultra-small stocks. However, the market seems always to bring forth some surprises, and I must also add that if the broader stock market were to correct another, say 25%, I would expect ultra-small stocks and our Portfolio to correct farther. However, also based on history, I would also expect them to recover faster from a low point than the broader market--and this is one more reason I advise against trying to _time_ the market.

  I have been an active investor since 1985. In this period I can think of four _out of bounds_ market occurrences:
  1. The market correction of October, 1987. Really, this was just a normal _blip_ on a stock market chart. My personal portfolio declined 38% from the peak in August to the bottom in December (in line with the market), but I still had a strong positive return for the full year. The most unusual thing about this correction was the alacrity of the drop and the alacrity with which the market came back. I didn't lose any sleep and I didn't panic. It's the nature of the stock market to go up and down in the short-term.

  2. The extended bull market since 1990. There has been only one other period with this long a bull market as measured by calendar returns. This other period lasted for eight years from the end of 1981 through 1989. As a matter of fact, if you ignore the small drop in 1990, we have had an extended bull market since 1981, one of the best stock market runs of the last two centuries. We tend to forget that historically the stock market has had a negative return in more than one in four years.

  3. Bear market for short-term bonds. I like to put money I plan to spend in the short-term in short-term bond funds. The total return of my short-term bond fund was actually negative (one percent) in 1994. This probably won't happen again in my lifetime.

  4.  The current large-company dominance.

  Of these four market events, I can't decide if number two or number four is more dramatic. To use a different analogy for my view of number four, the ultra-small company _spring_ is being wound tighter and tighter on the basis of valuation relative to large stocks. At some point this spring has to unwind. It will happen in one of three ways. Large company prices could fall. Ultra-small company prices could soar. Or ultra-small company earnings could plummet. As I look at the health of the economy, I think some combination of the first two is most likely.

  Explanation of Performance:  The Movers and the Shakers

  Translation: Some of our stocks went up a lot and some went down a lot. Fortunately, we had many more of the former.

  We had 44 stocks which appreciated 50% or more during the year and only 14 that declined by 50%. Altogether, this resulted in a one-year total return which exceeds the average historical return for the ultra-small company asset class.
  First, the largest gainers:


  Rank    Description                       Industry                     Gain
  1       D&K Healthcare Resources Inc.     Drugs-Generic and OTC         310%
  2       Trans World Entertainment Corp.   Leisure-Amusement             244%
  3       Dominion Homes Inc.               Building                      183%
  4       Jan Bell Marketing Inc.           Jewelry Silverware, watches   167%
  5       Winsloew Furniture Inc.           Home Furnishings              147%
  6       Omni Insurance Group              Insurance                     146%
  7       Kreisler Manufacturing Corp.      Manufacturing                 122%
  8       Cholestech Corp.                  Medical Equipment/Supplies    115%
  9       X-Ceed Inc.                       Services                      113%
  10      Calloways Nursery Inc.            Retail Stores                 112%
  11      Landair Corp.                     Transportation / Freight      109%
  12      Pilgrim Amer. Cap. Corp.          Finance                       108%
  13      Baldwin Technology Co. Inc.       Graphic Arts                  104%
  14      Continental Can Corp.             Containers                     97%
  15      Tandy Brands Accessories Inc.     Leather & Shoes                96%
  16      Blonder Tongue Labs Inc.          Broadcasting                   95%
  17      IMPCO Technologies Inc.           Auto Parts                     94%
  18      Schottenstein Homes Inc.          Building                       92%
  19      TFC Enterprises Inc.              Finance                        91%
  20      Secure Computing Corp.            Data Processing- Software      91%
  21      KTI Inc.                          Pollution Control              87%
  22      Catherine's Stores Inc.           Retail Stores                  87%
  23      Telscape International Inc.       Telecommunications             83%
  24      American Locker Group Inc.        Services                       83%
  25      STB Systems Inc.                  Data Processing-Hardware       80%
  26      Intervoice Inc.                   Electronics/Electric           77%
  27      Craftmade International Inc.      Electronics/Electric           74%
  28      Laser Technologies Inc.           Medical Equipment/Supplies     73%
  29      Total Research Corp.              Services                       71%
  30      Xeta Corp.                        Telecommunications             69%
  31      Bogen Communications Int'l Inc.   Telecommunications             67%
  32      Team America Corp.                Services                       67%
  33      Engle Homes Inc.                  Building                       64%
  34      New Retail Concepts, Inc.         Retail Stores                  64%
  35      T*HQ Inc.                         Leisure-Amusement              63%
  36      Jos. A Banks Clothiers Inc.       Retail Stores                  62%
  37      Int'l Microcomputer Software Inc. Data Processing-Software       60%
  38      Platinum Technology Inc.          Data Processing-Software       59%
  39      Cary Int'l Inc.                   Services                       57%
  40      Grist Mill Inc.                   Food                           56%
  41      Software Artistry Inc.            Data Processing-Software       53%
  42      Meridian Medical Inc.             Medical Equipment/Supplies     52%
  43      Garden Fresh Restaurants Inc.     Food Serving                   52%
  44      Semtech Corp.                     Electronics/Electric           50%

  Most notably absent from this list compared to last year's is any representation by the energy sector. (Oil prices plummeted.) Otherwise, there is good representation by technology, healthcare, services and other broad economic sectors. D&K Healthcare Resources, the top performing company, nearly tripled earnings on an 18% increase in sales. In addition to expanding the business, the company was successful in improving purchasing cost efficiency. In the distribution business, small improvements in efficiency can lead to large changes in profits, as D&K demonstrated this year. Trans World Entertainment was our second best performing stock. This retailer was somewhat beaten down in 1997 after declining sales. The company got things back on a strong growth track in 1998, and the stock price soared once again.

  The other side of the ledger doesn't look nearly so pretty:

  Rank     Description                        Industry                   Decline
  1        Worldcorp, Inc.                    Air Transp                  -88%
  2        Data Systems. Inc.                 Data Processing-Software    -79%
  3        Spire Corp.                        Electronics/Electric        -72%
  4        WTD Industries Inc.                Building                    -71%
  5        J.B. Oxford Holdings               Securities                  -58%
  6        World Airways, Inc.                Air Transport               -56%
  7        I-Flow Corp.                       Medical Equipment/Supplies  -56%
  8        Transcoastal Marine Services, Inc. Building                    -55%
  9        AFP Imaging Corp.                  Medical Equipment/Supplies  -55%
  10       Advanced Health Corp.              Services                    -54%
  11       Rich Coast Inc.                    Services                    -54%
  12       Applied Microsystems, Inc.         Data Processing-Software    -51%

  Again, there are no major trends here except for some companies which had more significant direct and indirect exposure to Southeast Asia. Worldcorp is a classic situation of a high-debt company which experiences bad luck and makes a significant error. Worldcorp's primary majority holding is World Airways (see company ranked 10), which leases airplanes and crews internationally and had major business in Southeast Asia. On top of this, the holding company made significant additional purchases in the paper industry just as prices of these products plummeted. Worldcorp has defaulted on some debt, and the stock price has been punished accordingly. I highlighted Triteal in my February 16 letter and Data Systems in my July 29 letter. I think I'd rather forget about these horror stories and look to the future. (OK, we still own a small position in Data Systems, so I'll update you on this in a future letter.)
  Stepping back and looking at these two lists together, I'm thankful for two things. First, diversification. I wouldn't want too many eggs in the basket above. Second, there's a wonderful mathematical fact about highly volatile stocks. You can't lose more than 100%, but there is no theoretical upside limit. One company appreciating five-fold more than makes up for two companies which go out of business_.which brings me back to item one, diversification. It's very important to hold more than a handful of these stocks. We seem to have reached a _steady state_ of roughly 160 stocks in our Portfolio over the last year and a half. At the end of the fiscal year we held only one stock, Winsloew Furniture, which comprises more than 3 percent of the portfolio. We keep trimming Winsloew to reduce risk, but it just keeps appreciating. Our top ten holdings at the end of June constituted just less than one-quarter of the total Portfolio net assets.

  Disclaimer

  The following is a reminder from the friendly folks at your fund who worry about liability. The views expressed here are exclusively those of Fund management. They are not meant as investment advice. Any favorable (or unfavorable) description of a holding applies only as of the fiscal year end, June, 1998; security positions can and do change thereafter.

  Bridgeway Capital Management, Inc. Turns 5!

  Last month Bridgeway Capital Management celebrated its fifth birthday. As the first Bridgeway employee, staff presented me with a five-year pin. Texans don't differentiate between short _e's_ and short _i's,_ so I was actually presented with a five-year pen.

  When I was 24, I took a job in which I happened to be the
  youngest person ever to have filled that position.   I figured
  if I just didn't die first, being the youngest guy around was a problem that would solve itself. (Now that we have hired some people an entire generation younger than myself, I guess I've _arrived._) I feel the same way about Bridgeway. In the first couple of years it seemed we just couldn't get our foot in the door most places because, regardless of my personal experience or that of our staff, our firm was just too young. We're still young, but this is a problem that is taking care of itself.

  Bridgeway Portfolios rank in top 4%

  The June issue of Mutual Funds Magazine named me the _Gold Medal_ manager of the micro-cap category. We tallied the raw fund scores for all fund families with at least two funds to see how Bridgeway fared overall. Using Mutual Funds Magazine's method of ranking (which limits the analysis to funds with at least three years and compares performance to a peer group), Bridgeway's three original funds together rank 7th of 199, or in the fourth percentile.

  Employee Shareholders

  I am happy to report that as of the end of our Fiscal Year, all full-time Bridgeway employees had become shareholders of the Ultra-Small Company Portfolio. I am particularly pleased with this because we have no requirement for employees to do so; each employee has made his or her own investment decision with no pressure. I like to think that we are all _eating our own cooking_ and that we experience the rise and fall of our shares right along with all our non-employee shareholders.

  Worst Mistake in Fiscal Year 1998

  Translation: At least once a year I like to tell our shareholders our worst mistake at Bridgeway _ well, there were two. I try to help create an atmosphere in which people are willing to put mistakes on the table so we can all learn from them. It's only fair that I do this with our Board of Directors and you, the shareholder, my ultimate boss. Our worst two mistakes were not delivering on our commitment to offer an Internet site and a small pricing error early in the year.

  I am very pleased with our performance this year, and there isn't anything about our specific stock performance I would put in the category of _mistake_ for Fiscal 1998. Sure, I would rather not have bought Worldcorp, but each stock in the Portfolio was a legitimate _buy_ from one of my models, and I feel we did a good job of staying on top of these stocks and investigating them for _spurious data._ My reacting to poor economic news from Southeast Asia last fall would have helped (a bit like Monday morning quarterbacking). I do no economic forecasting, because the record of professionals in this area is abysmal. Also, it frees up my time to concentrate on individual stock picking.

  While I am very pleased with a number of improvements in our administration/operations over the last year, especially the increasing strength of our staff, I would have to point to two non-investment mistakes. First, I committed to getting a Bridgeway web site up and running in Fiscal Year 1998, but we still only have the first steps_a web address (Bridgewayfund.com) and daily posting of our Portfolio net asset value per share. Although I fell short of my goal, we have much more planned for this site, and I recommit to significant progress before the end of November.
  A second, and potentially more significant mistake is that we missed accounting for a stock split at the beginning of the Fiscal Year which cost the Adviser about $13,500 to correct. This is one of those situations in which Murphy's Law applies. Several things had to happen to make this error. _Missing_ a stock split means having a company in the Portfolio issue additional shares on a given day, but not accounting for it. If it causes our reported net asset value to be off a penny or more, then shareholders purchase or redeem at the wrong price and the Adviser, Bridgeway Capital Management, must make both the Portfolio and purchasing or redeeming shareholders _whole._ Most mutual funds make pricing errors which you simply don't hear about. Most certainly wouldn't let shareholders know about one this small, they'd just buy their way out of it - the industry practice. I want to emphasize that we are making continual improvements at Bridgeway, and that if we had had the current staff, current systems, or current procedures, I believe this error would not have occurred.

  How Can We Do It Better?--Taxes

  Translation: This is a new section highlighting a management strategy Bridgeway is using to improve our overall performance in the fund industry. One mutual fund recently incurred capital gains for 1997, which left most shareholders with a tax bill greater than their annual total return. While theoretically this can happen at any mutual fund, Bridgeway does a number of things to try to avoid it. (In 1997, an Ultra-Small Company Portfolio shareholder in the 31% tax bracket watched a $10,000 account grow to $11,593 after paying $247 in taxes at year-end. This ratio of taxes to total return is unusually lean; I would expect a shareholder to pay a higher percentage of total return in taxes in most years.)

  Before starting Bridgeway Fund in 1994, I invested primarily in stocks and had rare occasion to invest in mutual funds. These rare occasions included funds for the early days of my IRA and fund recommendations for friends. One of the things I noticed over the years was how much harder it was to pick winning mutual funds than winning stocks. I never understood this phenomenon until, as an industry "insider," I learned some of the things mutual funds do to make it hard to "beat the market." The things I learned, I have used to improve Bridgeway funds. As a mutual fund investor, I thought you might also appreciate my sharing these insights, possibly to improve your own investing prowess. So, for some time, I plan to make this a periodic feature of our shareholder letter.
  The purpose of this section is not to denigrate other mutual funds. I believe mutual funds are by far in the "cleanest" segment of the investment community. Neither am I trying simply to "toot our own horn" (although I will some). We certainly make mistakes at Bridgeway and we can continue to make improvements. But to the degree that shareholders, boards of directors, journalists, regulators, and mutual fund managers themselves identify our weak links, we can make the industry and the capitalist system safer, more efficient, productive, and humane.

  In the December quarter semi-annual report I addressed several tax and operational issues: why our method of stock picking results in fairly high turnover; why it is generally better to hold an actively managed portfolio such as this one in a tax-deferred account such as an IRA; what amount of tax one might expect to pay from capital gains in this portfolio in a "normal" year; and the amount by which we have to "beat the market" in order to justify our active management in a taxable account. After the April tax season, Bridgeway fielded a number of questions about the tax management of our fund. Our overall philosophy is to manage tax issues in this portfolio "on the margin." This is not a specifically "tax-managed" portfolio such as Bridgeway's index funds. However, we do try to justify higher taxes with even higher returns (though, of course, we cannot promise this), and we do strive to decrease the tax burden for shareholders in taxable accounts when it may help, or at least is unlikely to hurt, our overall performance. Finally, we give strong preference to current, rather than future shareholders. (A friend of mine, quoting Texas football coach Darrell Royal, would say, "Dance with who brung ya.")

  Earlier this year I read articles on Morningstar's web site and in the Wall Street Journal which highlighted the tax inefficiency of one fund in 1997. I thought it would be instructive to explain the source of this inefficiency and let you know what Bridgeway does to avoid these problems. "Fund Z" (not the real name) made a capital gains distribution of 27% in a year when the fund itself was up only 7.7%. This means that most shareholders in taxable accounts paid more in taxes than they made during the year in the fund. Due to quirks of IRS rules for mutual fund accounting, this situation can happen even to a well-managed fund. (It can also happen to an individual owning stocks if you take gains on securities which appreciated in prior years during a year of market decline, for example.) Nevertheless, most of the reasons for Fund Z's capital gains distribution were unnecessary:

  1. Untimely decision to reduce built-up capital gains. Fund Z managers decided that the fund's big capital-gains exposure was scaring away potential new investors, so they sold some stocks with high gains and then bought them back the next day. Current shareholders had to pay taxes on the resulting capital gains. In addition, they paid unnecessary transaction costs. But they received no benefits. So who did benefit? Future shareholders might benefit if the fund does well and capital gains distributions are lower than otherwise. Who benefits under almost any scenario? The fund management company whose apparent primary objective is to attract more assets. You will never see Bridgeway make transactions for this purpose. We are trying hard to look out for our current shareholders' interests first.

  2. Unexpected redemption. As the market declined in the December quarter, a large market-timing Fund Z shareholder redeemed all shares, worth about 10% of the total fund. In order to raise cash to cover the redemption, the fund had to sell some securities, which resulted in additional capital gains. We do several things to avoid this situation. First, we invite market timers not to invest in our funds. This is stated in capital letters on the front of our prospectus. We let shareholders know in our prospectus that frequent traders (twice or more per year) may not be allowed back in our funds. (Of course, no Ultra-Small Company shareholder could get back in, since the Portfolio is closed.) In our index portfolios, which are specifically tax-managed, shareholders who engage in panic selling by redeeming in a down market may also incur a 2% redemption charge which accrues to the remaining shareholders. One thing that many funds do to avoid having to sell securities to raise cash for redemptions is to hold a large percentage of assets in cash. We don't do this at Bridgeway. We figure if you wanted part of your investment in a money market account, you can find higher yields in a fund specializing in them. So, what do I do with the rare large redemption? Generally, I _harvest from the bottom,_ that is, sell the current least attractive stocks according to our investment models. We manage our holdings on a _tax lot_ basis, which means we try to sell those lots which give the most favorable tax consequences to our taxable shareholders. If I were managing Fund Z, I would have looked at the stocks my models liked least, then those lots which would avoid capital gains. In the case of the Ultra-Small Company Portfolio, I would also look at companies which had outgrown our ultra-small charter, since we would end up selling these eventually anyway.

  3. Two fund companies merged. The Fund Z family of funds merged with another fund family last year, resulting in additional capital gains. One fund had to sell appreciated securities to comply with investment objectives of the surviving fund, an action probably beyond the control of Fund Z's portfolio manager. It is not likely to happen at Bridgeway. I hold a majority of the shares of Bridgeway Capital Management, and I am not looking to sell out, now or in the future, to a larger company. There are some major incompatibilities between Bridgeway and all other larger companies I am aware of. I have worked for an organization with over 3,000 employees and I like my current job much better. Just like the companies we invest in, sometimes it's great to be small. If I wake up in 20 years working for a larger company, I would expect it to be Bridgeway.

  4. Sales to satisfy the short-short rule. This is an arcane IRS mutual fund rule which requires that no more than 30% of gross income (for simplicity, say 30% of all capital gains) can be from securities held less than 91 days. It is only a problem for funds with very high turnover. Based on our stock picking models, this rule is rarely a problem for the Bridgeway funds. The only time it was an issue was in May, 1996 when some of our stocks nearly doubled in a two-month timeframe and we wanted to reduce these holdings to reduce the portfolio risk. We had to wait an extra month to avoid creating potentially excessive _short-short_ gains. Fortunately, this rule has been repealed by Congress and since June 30 no longer applies to Bridgeway.

  In summary, we will have some better and some worse years for taxes, but I expect to sidestep all four of the reasons shareholders incurred higher taxes in Fund Z.

  Conclusion

  As always, I appreciate your feedback. We take these seriously and have made continuing improvements because of people who have taken the time to write or call us. In the last year we have made significant improvements in the timeliness of our daily Portfolio price reporting and confirmation reporting.
  We have included answers to some questions in our quarterly reports. And we have continued to provide a high level of personal phone support even while adding an automated "menu_ to our _800_ phone number. Please keep your ideas coming.

  Best regards,



  John Montgomery


                                   BRIDGEWAY FUND, INC.
                               ULTRA-SMALL COMPANY PORTFOLIO
                             SCHEDULE OF PORTFOLIO INVESTMENTS
                          Showing percentage of total net assets
                                       June 30, 1998

       Industry  Company                                            Shares          Value
 Common Stock - 95.9%
       Aerospace - 1.3%
                 Axsys Technologies, Inc. *                        31,950   $    615,038

       Air Transport - 0.3%
                 World Airways, Inc. *                             34,500        133,688
                 WorldCorp, Inc. *                                 30,000          9,375
                                                                                 143,063
       Aluminum & Products - 2.1%
                 Invision Technologies, Inc. *                    123,300        955,575

       Arms and Ammunition - 0.8%
                 Allied Research Corp.*                            28,900        361,250

       Auto parts - 1.7%
                 IMPCO Technologies, Inc.*                         37,971        617,029
                 R & B Inc *                                       14,000        150,500
                 Raytech Corp. *                                    4,800         24,000
                                                                                 791,529
       Automobiles - 1.0%
                 Asha Corp. *                                      20,000        115,000
                 Collins Industries, Inc                           22,500        114,067
                 Featherlite, Inc.*                                21,000        252,000
                                                                                 481,067
       Banking - 0.8%
                 Avondale Financial Corp. *                        11,000        191,125
                 Hallmark Capital Corp.*                           13,600        190,400
                                                                                 381,525
       Building - 2.7%
                 Dominion Homes, Inc. *                            19,250        279,125
                 Engle Homes Inc                                    8,300        129,688
                 MI Schottenstein Homes, Inc.                       2,800         60,550
                 Monterey Homes Corp*                               8,200        149,650
                 Perini Corp. *                                    13,300        113,881

                 Transcoastal Marine
                   Services, Inc.*                                 81,500        491,547
                 WTD Industries, Inc. *                             4,500          4,219
                 Zaring National Corp.*                             4,500         39,375
                                                                               1,268,035
       Chemicals - 0.6%
                 Pure World, Inc.*                                 18,000        285,750

       Cosmetics & Toiletries - 1.2%
                 Styling Technology Corp.*                         24,200        556,600

       Data Processing - Hardware - 4.0%
                 Bell Microproducts, Inc.*                         10,500         83,672
                 Innovative Tech Systems *                        122,800        744,475
                 Printronix, Inc. *                                13,500        216,000
                 Prophet 21, Inc. *                                10,100        147,713

       Data Processing - Hardware - continued
                 Quality Systems, Inc. *                            9,600   $
                                                                                  88,800
                 Rimage Corp *                                     20,700        243,225
                 Scan-Optics, Inc. *                               61,950        325,238
                 Thrustmaster, Inc. *                               2,000         16,000
                                                                               1,865,123
       Data Processing - Software - 15.5%
                 AlphaNet Solutions, Inc. *                        40,820        464,328
                 Applied Microsystems Corp*                        22,400         98,000
                 ARDENT Software, Inc.*                            29,000        398,750
                 Data Systems Network Corp. *                       6,500         11,170
                 EDUsoft, LTD                                      60,600        348,450
                 Expert Software, Inc.*                            96,100        396,413
                 IQ Software Corp. *                               27,500        309,375
                 Insigna Solutions PLC*                             5,600          5,950
                 International Management
                   & Research Corp.*                              102,300      1,010,213
                 International Microcomputer
                   Software, Inc.*                                 84,100      1,314,063
                 Oshap Technologies Ltd. *                         22,500        150,469
                 Performance Technologies, Inc.*                   42,700        480,375
                 Platinum Technology, Inc.*                        36,344      1,038,076
                 Restrac Corp. *                                    4,800         23,400
                 SEEC Inc. *                                       85,900        934,163
                 Simware, Inc.*                                    47,800        174,769
                                                                               7,157,964
       Drugs-Generic and OTC - 2.2%
                 D & K Healthcare
                   Resources, Inc.*                                39,500        849,250
                 Neogen Corp *                                     20,000        150,000
                                                                                 999,250
       Electronics/Electric - 7.8%
                 Cobra Electronics Corp *                          86,500        437,906
                 Cp Clare Corp *                                    3,500         33,250
                 Daktronics, Inc.*                                  8,700         90,806
                 EDO Corp.                                         12,400        117,800
                 Gentner Communications Corp.*                     21,200         58,300
                 Gradco Systems, Inc.*                             35,900        242,325
                 Intervoice, Inc.*                                  7,500        133,125
                 in Test Corp.*                                    16,670        100,020
                 Isomet Corp *                                     10,900         57,225
                 K-Tron International, Inc.*                       23,600        439,550
                 Oyo Geospace Corp. *                               7,500        206,250
                 PSC Inc *                                         33,100        299,969
                 Power Integrations, Inc.*                         17,500        159,688
                 Richey Electronics, Inc.*                         32,750        255,859
                 Spire Corp. *                                     30,550        110,744
                 Vari L Company, Inc.*                             63,000        614,250
                 Vicon Indistries, Inc. *                          32,000        252,000

                                                                               3,609,067

                                   BRIDGEWAY FUND, INC.
                               ULTRA-SMALL COMPANY PORTFOLIO
                       SCHEDULE OF PORTFOLIO INVESTMENTS, continued
                          Showing percentage of total net assets
                                       June 30, 1998

       Industry  Company                                            Shares          Value
       Finance - 3.6%
                 Pacific America Money
                   Center, Inc.*                                   36,410   $    559,804
                 Pilgrim America Capital Corp *                    44,500      1,073,563
                 TFC Enterprises, Inc.*                             6,600         17,325
                                                                               1,650,692
       Food - 0.3%
                 Fresh Juice Company, Inc.*                        44,600        117,075

       Food Serving - 1.9%
                 Akr Restaurants Corp.*                             9,500        114,000
                 Denamerica Corp *                                 25,000         73,438
                 Garden Fresh Restaurant Corp.*                    12,800        230,400
                 Pollo Tropical Inc *                              23,600        256,650
                 Roadhouse Grill, Inc.*                            42,900        209,138
                                                                                 883,626
       Graphic Arts - 0.6%
                 Baldwin Technology
                   Company, Inc.*                                  23,700        139,238
                 Prime Source Corp. *                               2,300         20,700
                 Truevision, Inc.*                                 88,000        121,000
                                                                                 280,938
       Health Care Facilities - 2.7%
                 Insight Health Services Corp.*                    23,800        255,850
                 Advocat Inc *                                     32,100        220,688
                 MIM Corp. *                                       50,500        239,875
                 Omega Health Systems, Inc. *                      34,500        232,875
                 Sheridan Healthcare Inc *                         23,950        284,406
                                                                               1,233,694
       Home Furnishings - 5.2%
                 Crown Crafts, Inc.                                 4,500         69,188
                 Smed International, Inc.*                         13,500        243,000
                 TAB Products Company                              23,200        287,100
                 Winsloew Furniture, Inc.*                         67,200      1,814,400
                                                                               2,413,688
       Housewares - 1.8%
                 Home Products
                   International, Inc.*                            69,800        811,425

       Jewelry, Silverware, Watches - 1.9%
                 Jan Bell Marketing, Inc.*                         71,800        466,700
                 Oroamerica Inc *                                  35,000        393,750
                                                                                 860,450
       Leather & Shoes - 1.5%
                 Candie's, Inc *                                   30,900        239,475
                 Lacrosse Footwear Inc                              7,700         88,550
                 Tandy Brands Accessories, Inc.*                   20,590        383,489
                                                                                 711,514
       Leisure-Amusement - 3.7%
                 Funco Inc. *                                      26,200        370,075

       Leisure-Amusement - continued
                 PTI Holding, Inc. *                              112,000   $
                                                                                 742,000
                 SCP Pool Corp *                                    9,218        225,829
                 Saint Andres Golf Corp *                          11,200         35,000
                 Toymax International, Inc. *                      46,500        319,688
                                                                               1,692,592
       Machinery - 0.1%
                 Inotek Technologies Corp. *                       21,800         19,756
                 Selas Corp. Of America                             2,900         25,738
                 Western Power & Equip. Corp. *                     1,500          9,000
                                                                                  54,494
       Manufacturing/Distr. - 0.7%
                 Applied Science &
                   Technology, Inc.*                               38,500        308,000

       Medical equipment/Supplies - 3.2%
                 AFP Imagining Corp. *                              8,800          7,700
                 Contour Medical, Inc. *                           14,400        115,200
                 Dynatronics Corp. *                              126,000        429,188
                 I-Flow Corp. *                                    14,400         25,200
                 ICU Medical, Inc. *                               14,000        201,250
                 Interpore International *                         47,000        246,750
                 Kewaunee Scientific Corp. *                        2,400         27,000
                 Lukens Medical Corp. *                            44,500        136,281
                 Medical Technologies, Inc.*                       30,100        285,950
                                                                               1,474,519
       Mining - 0.0%
                 Alta Gold Company *                                9,000         15,750

       Office Equipment - 0.3%
                 Officeland, Inc. *                                44,800        134,400

       Oil & Gas - 4.5%
                 Adams Resources &
                   Energy, Inc.*                                    6,500         75,969
                 Bolt Technology Corp                              34,500        314,813
                 Callon Petroleum Company *                        19,640        281,098
                 Castle Engergy Corp.                              22,100        430,950
                 Clayton Williams Energy Inc.*                      4,400         45,100
                 Daly International, Inc.*                         43,800        262,800
                 Dawson Geophysical Company *                      21,300        404,700
                 Petrocorp Inc. *                                   6,300         51,249
                 Petroleum Development Corp.*                      40,000        193,750
                 Primeenergy Corp *                                 1,800         13,725
                                                                               2,074,154
       Pollution Control - 4.8%
                 American Eco Corp *                               61,300
                                                                                 398,450
                 Barringer Technologies, Inc.*                     98,900        933,369
                 Misonix, Inc *                                   107,675        878,224
                                                                               2,210,043

                                   BRIDGEWAY FUND, INC.
                               ULTRA-SMALL COMPANY PORTFOLIO
                       SCHEDULE OF PORTFOLIO INVESTMENTS, continued
                          Showing percentage of total net assets
                                       June 30, 1998

       Industry  Company                                            Shares          Value
       Retail Stores - 3.8%
                 Braun's Fashions Corp. *                          68,000   $    756,500
                 Calloways Nursery, Inc.*                          30,400         68,400

                 Catherines Stores Corp. *                         48,800        478,850
                 Creative Computers, Inc.*                         11,300         77,688
                 Damark International, Inc.*                       21,200        180,200
                 Ezcorp, Inc. *                                    14,600        159,688
                 Jim Hjelms Private Collection *                   11,800         47,200
                 Rose's Holdings, Inc.*                             3,800          6,888
                                                                               1,775,414
       Securities - 0.2%
                 JB Oxford Holdings, Inc.*                         42,400         34,450
                 Rich Coast Inc. *                                 35,125         50,492
                                                                                  84,942
       Services - 5.6%
                 Advanced Health Corp *                             3,700         20,350
                 Advanced Marketing
                   Services, Inc.                                  16,100        273,700
                 Alpnet, Inc. *                                    20,500         82,000
                 Cerbco, Inc. *                                     3,500         31,281
                 Corrpro Cos, Inc.*                                22,125        248,906
                 Eco Soil Systems, Inc.*                           14,000        147,000
                 FTI Consulting, Inc.*                             73,100      1,242,700
                 4 Kids Entertainment, Inc.*                       14,000        119,000
                 ICF Kaiser International, Inc. *                  14,500         31,719
                 International Airline
                   Support Group, Inc.*                            25,800        161,250
                 The 'Solomon Page Group Ltd. *                    42,900        160,875
                 Total Research Corp. *                            14,000         50,750
                                                                               2,569,531
       Steel / Iron - 1.5%
                 Bayou Steel Corp.*                                 9,800         63,700
                 Republic Engineered Steels, Inc.*                 58,000        250,125
                 Universal Stainless & Alloy
                   Products, Inc.*                                 31,900        293,081
                 Webco Industries, Inc.*                           11,000        104,500
                                                                                 711,406
       Telecommunications - 2.5%
                 Amerilink Corp *                                  21,300        300,863
                 Comtech Telecommunications
                   Corp.*                                          11,000         79,750
                 Microdyne Corp.*                                  32,600        146,700
                 Spectralink Corp *                                10,000         43,750
                 TTI Team Telecom
                   International Ltd.*                             62,600        479,281
                 Xetel Corp *                                      23,000        100,625
                                                                               1,150,969
       Textiles - 0.8%
                 The Dixie Group, Inc.                             39,100        371,450

       Transportation / Freight - 2.2%
                 Consolidated Delivery &
                   Logistics *                                     58,000   $    257,375
                 Landair Services Inc. *                           25,800        767,550
                                                                               1,024,925
       Trucking - 0.5%
                 Smithway Motor Xpress Corp. *                     10,000        100,000
                 USA Truck, Inc.*                                   8,900        143,513
                                                                                 243,513


       Total Common Stock (Identified Cost $43,125,452)                     $ 44,330,040

 Short-term Investments - 4.2%
       Money Market Funds - 4.2%
                 Expedition Money Market Fund                     663,562        663,562
                 Federated Money Market Prime
                   Obligations Fund                               643,902        643,902
                 SEI Daily Income Trust Prime

                   Obligations Fund                               643,755        643,755
                                                                               1,951,219


       Total Short-term Investments
                   (Identified Cost $1,951,219)                             $  1,951,219


 Total Investments - 100.1%
                   (Cost $45,076,671)                                       $ 46,281,259

 Other Assets and Liabilities, net - (0.1)%                                      (24,564)


 Total Net Assets - 100.0%                                                  $ 46,256,695

 Percentages are based on total net assets.

 * Non-income producing security as no dividends were paid during the period from July 1, 1997 to June 30, 1998.

 ** The aggregate identified cost on a tax basis is $45,076,671.
 Gross unrealized appreciation and depreciation were $6,979,358 and $5,774,770, respectively, or net unrealized appreciation of $1,204,588.

 See accompanying notes to financial statements.

                                BRIDGEWAY FUND, INC. - ULTRA-SMALL COMPANY PORTFOLIO
                                        STATEMENT OF ASSETS AND LIABILITIES
                                                As of June 30, 1998

 Assets:
     Investments at value (cost - $45,076,671)                                                        $46,281,259
     Cash                                                                                                 720,567
     Receivable for investments sold                                                                      342,724
     Receivable from adviser                                                                               10,608
     Receivable for interest                                                                                2,412
     Receivable for dividends                                                                                 140
     Prepaid expenses                                                                                       6,437
     Deferred organization costs                                                                            4,698
                                                                                                      -----------
           Total assets                                                                                47,368,845
                                                                                                      -----------

 Liabilities:
     Payable for shares redeemed                                                                           14,639
     Payable for investments purchased                                                                  1,053,822
     Payable for management fee                                                                             1,356
     Payable for organization costs                                                                         4,749
     Accrued expenses                                                                                      37,584
                                                                                                      -----------
           Total liabilities                                                                            1,112,150
                                                                                                      -----------
     Net assets ( 2,053,642 shares outstanding)                                                       $46,256,695
                                                                                                      ===========
     Net asset value, offering and redemption price per share ($46,256,695 / 2,053,642)                    $22.52
                                                                                                      ===========

 Net assets represent:
     Paid-in capital                                                                                  $38,254,335
     Undistributed net realized gain                                                                    6,797,772
     Net unrealized appreciation of investments                                                         1,204,588
                                                                                                      -----------
     Net assets                                                                                       $46,256,695
                                                                                                      ===========

                                BRIDGEWAY FUND, INC. - ULTRA-SMALL COMPANY PORTFOLIO
                                              STATEMENT OF OPERATIONS
                                          For the year ended June 30, 1998

 Investment income:
     Dividends                                                                                            $66,693
     Interest                                                                                              41,557
                                                                                                      -----------
           Total income                                                                                   108,250
                                                                                                      -----------

 Expenses:
     Management fees                                                                                      495,000
     Accounting fees                                                                                      135,274
     Audit fees                                                                                             9,666
     Custody                                                                                               34,624
     Amortization of organization costs                                                                     4,518
     Insurance                                                                                              3,938
     Legal                                                                                                 17,900
     Registration fees                                                                                     15,756
     Directors' fees                                                                                          933
     Miscellaneous                                                                                            107

                                                                                                      -----------
           Total expenses                                                                                 717,716
                                                                                                      -----------

 Net investment loss                                                                                     (609,466)
                                                                                                      -----------

 Net realized and unrealized gain on investments:
     Net realized gain on investments                                                                  10,369,950
     Net change in unrealized appreciation                                                             (4,439,194)
                                                                                                      -----------
     Net realized and unrealized gain                                                                   5,930,756
                                                                                                      -----------

 Net increase in assets resulting from operations                                                      $5,321,290
                                                                                                      ===========

 See accompanying notes to financial statements.

                  BRIDGEWAY FUND, INC. - ULTRA-SMALL COMPANY PORTFOLIO
                           STATEMENT OF CHANGES IN NET ASSETS

                                                            Year ended     Year ended
 Increase (decrease) in net assets:                        June 30, 1998  June 30, 1997
 Operations:
     Net investment loss                                      ($609,466)     ($203,962)
     Net realized gain on investments                        10,369,950        238,109
     Net change in unrealized appreciation                   (4,439,194)     5,324,346
                                                           ------------   ------------
         Net increase resulting from operations               5,321,290      5,358,493
                                                           ------------   ------------
     Distributions to shareholders:
         From net investment income                                   0              0
         From realized gains on investments                  (3,065,168)      (228,177)
                                                           ------------   ------------
           Total distributions to shareholders               (3,065,168)      (228,177)
 Fund share transactions:
     Proceeds from sale of shares                            15,231,033     23,069,647
     Reinvestment of dividends                                3,018,349        209,831
     Cost of shares redeemed                                 (4,319,011)    (2,897,183)
                                                           ------------   ------------
         Net increase from Fund share transactions           13,930,371     20,382,295
                                                           ------------   ------------
         Net increase in net assets                          16,186,493     25,512,611
 Net assets:
     Beginning of period                                     30,070,202      4,557,591
                                                           ------------   ------------
     End of period                                          $46,256,695    $30,070,202
                                                            ===========    ===========

 Number of Fund shares:
     Sold                                                       632,949      1,341,007
     Issued on dividends reinvested                             141,441         12,394
     Redeemed                                                  (178,802)      (168,592)
                                                           ------------   ------------
         Net increase                                           595,588      1,184,809
     Outstanding at beginning of period                       1,458,054        273,245
                                                           ------------   ------------
     Outstanding at end of period                             2,053,642      1,458,054
                                                            ===========    ===========

 See accompanying notes to financial statements.

                                    BRIDGEWAY FUND, INC. - ULTRA-SMALL COMPANY PORTFOLIO
                                                    FINANCIAL HIGHLIGHTS
                                       (for a share outstanding throughout the period)

                                                                  Year ended     Year ended     Year ended     8/5/94* to

 Per share data
     Net asset value, beginning of period                              $20.62         $16.68         $11.35         $10.33
                                                                     ---------      ---------      ---------      ---------
     Income (loss) from investment operations:
         Net investment loss                                            (0.34)         (0.24)         (0.21)         (0.04)
         Net realized and unrealized gain                                4.03           4.50           6.03           1.07
                                                                     ---------      ---------      ---------      ---------
              Total from investment operations                           3.69           4.26           5.82           1.03
                                                                     ---------      ---------      ---------      ---------
     Less distributions to shareholders:
         Net investment income                                           0.00           0.00           0.00           0.00
         Net realized gains                                             (1.79)         (0.32)         (0.49)         (0.01)
                                                                     ---------      ---------      ---------      ---------
              Total distributions                                       (1.79)         (0.32)         (0.49)         (0.01)
                                                                     ---------      ---------      ---------      ---------
     Net asset value, end of period                                    $22.52         $20.62         $16.68         $11.35
                                                                     =========      =========      =========      =========

 Total return [1]                                                        18.4%          26.0%          52.4%          10.5%
 Ratios & Supplemental Data
     Net assets, end of period                                    $46,256,695    $30,070,202     $4,557,591       $667,536
     Ratios to average net assets: [2]
         Expenses after waivers and reimbursements                      1.67%          1.67%          1.97%          1.68%
         Expenses before waivers and reimbursements                     1.67%          1.87%          3.07%          8.34%
         Net investment loss after waivers and reimbursements          (1.42%)        (1.37%)        (1.47%)        (0.65%)

     Portfolio turnover rate [2]                                        103.4%          56.2%         155.9%         103.6%

 [1] Not annualized for periods less than a year.
 [2] Annualized for periods less than a year.
 *  August 5, 1994 was commencement of operations.

 See accompanying notes to financial statements.

  BRIDGEWAY FUND, INC.
  ULTRA-SMALL COMPANY PORTFOLIO
  NOTES TO FINANCIAL STATEMENTS


  1.  Organization:

  Bridgeway Fund, Inc. (the "Fund") was organized as a Maryland corporation on October 19, 1993, and is registered under the Investment Company Act of 1940, as amended, as a no-load, diversified, open-end management investment company.

  The Fund is organized as a series fund and has six portfolios. The Fund commenced operations as a regulated investment company on August 5, 1994 with the Ultra-Small Company Portfolio, the Aggressive Growth Portfolio and the Social Responsibility Portfolio. On July 20, 1997, the Fund added two portfolios: the Ultra-Small Index Portfolio and the Ultra-Large 35 Index Portfolio. On June 5, 1998, the Fund added the Micro-Cap Limited Portfolio. The Fund is authorized to issue 1,000,000,000 shares.

  The Ultra-Small Company Portfolio was closed to new investors on June 9, 1997 when assets reached $27.5 million and was closed to all investors on June 30, 1998.

  Bridgeway Capital Management, Inc. is the Adviser to the Fund.

  2.  Significant Accounting Policies:

  The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

  Securities Valuation

  Securities are valued at the closing price for securities traded on a principal U.S. securities exchange and on NASDAQ. Listed securities for which no sales are reported are valued at the latest bid price in accordance with the pricing policy established by the Fund's Board of Directors. When current bid prices are not available, the most recently available quoted closing or bid price is used and adjusted for changes in the index on the exchange on which that security trades, also in accordance with the pricing policy established by the Fund's Board of Directors.

  Federal Income Taxes

  It is the Fund's policy to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies, including the timely distribution of all its taxable income to its shareholders. Therefore, no federal income tax provision has been recorded.

  Deferred Organization Costs

  Deferred organization costs are amortized on a straight-line basis over five years. The initial shareholders, prior to the prospectus being declared effective on June 30, 1994, have agreed that if any of the initial shares of each portfolio are redeemed during such amortization period by any holder thereof, the redemption proceeds will be reduced by the amount of the then unamortized organization expenses in the same ratio as the number of shares redeemed bears to the number of total outstanding shares at the time of redemption.

  Distributions to Shareholders

  Distributions to shareholders are recorded when declared. The amount and character of income and gains to be distributed are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

  BRIDGEWAY FUND, INC.
  ULTRA-SMALL COMPANY PORTFOLIO
  NOTES TO FINANCIAL STATEMENTS, Continued


  2.  Significant Accounting Policies
  Distributions to Shareholders, continued

  During the year ended June 30, 1997, the Ultra-Small Company Portfolio did not pay sufficient dividends and distributions from net investment income and from net capital gains generated during the year ended June 30, 1996. The Ultra-Small Company Portfolio has petitioned the Internal Revenue Service for permission to make such deficient distributions. Taxpayers would be taxed on
  these  distributions  in  the  year received.   Based upon
  management's assessment, the interest and penalties related to these deficient distributions are expected to be approximately $20,000. While management believes the Internal Revenue Service has agreed in principle to the petition, the ultimate outcome of this matter will not be determined until final agreement is reached with the Internal Revenue Service. The Adviser has committed to pay the interest and penalties and all other costs associated with resolving the deficiency for the portfolio.

  Use of Estimates in Financial Statements

  In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, as well as the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

  Risks and Uncertainties

  The Fund invests in stocks. Such investments are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with certain investments and the level of uncertainty related to changes in the value of investments, it is at least reasonably possible that changes in risks in the near term would materially affect shareholders' account values and the amounts reported in the financial statements and financial highlights.

  12b-1 Plan

  The Fund acts as distributor of its shares pursuant to a 12b-1 plan adopted by shareholders on October 15, 1996. The cost of distributing shares of the Fund is borne by the Adviser at no cost to the Fund; thus, there is no "12b-1 fee."

  Other

  Security transactions are accounted for as of the trade date, the date the order to buy or sell is executed. Realized gains and losses are computed on the identified cost basis. Dividend income is recorded on the ex-dividend date, and interest income is recorded on the accrual basis.

  3.  Management Contract:

  The Ultra-Small Company Portfolio pays a flat 0.9% annual management fee, computed daily and payable monthly, except that while the Portfolio's net assets range from $27.5 million to $55 million the fee will be $495,000 annually subject to a maximum rate of 1.49% and a maximum expense ratio of 2.0%.

  4.  Related Party Transactions:

  One director of the Fund, John Montgomery, is an owner and director of the Adviser. Under the Investment Company Act of 1940 definitions, he is considered to be "affiliated" and "interested." Compensation of Mr. Montgomery is borne by the Adviser rather than the Fund. The other officers of the Fund are employees of the Adviser, and the portion of their compensation attributable to fund accounting, shareholder accounting and state registration services is paid by the Fund and is included in the Accounting fees expense category of the financial statements. All amounts paid for shareholder accounting are paid to the Adviser.

  Payable for organization costs is payable to the Adviser. The receivable from the adviser at June 30, 1998 is related to a pricing error.

  BRIDGEWAY FUND, INC.
  ULTRA-SMALL COMPANY PORTFOLIO
  NOTES TO FINANCIAL STATEMENTS, Continued


  5.  Custodial Agreement:

  The Fund has entered into a Custodial Agreement with Compass Bank. As compensation for services rendered by the custodian, each portfolio pays a fee, computed and paid quarterly based on the average month end total assets of each portfolio for the quarter plus a fee per transaction.
  6.  Cost, Purchases and Sales of Investment Securities:

  Investments have the same cost for tax and financial statement purposes. Aggregate purchases and sales, other than cash equivalents were $53,538,539 and $42,643,200 for the year ended
  June 30, 1998.

  Report of Independent Accountants




  To the Board of Directors of Bridgeway Fund, Inc.
  and Shareholders of the Ultra-Small Company Portfolio:

  We have audited the accompanying statement of assets and liabilities, including the schedule of portfolio investments, of the Ultra-Small Company Portfolio (one of the portfolios constituting Bridgeway Fund, Inc.) as of June 30, 1998, the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the three years in the period then ended and for the period from August 5, 1994 (commencement of operations) to June 30, 1995. These financial statements and financial highlights are the responsibility of the management of Bridgeway Fund, Inc. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of June 30, 1998, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Ultra-Small Company Portfolio of Bridgeway Fund, Inc. as of June 30, 1998, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the three years in the period then ended and for the period from August 5, 1994 (commencement of operations) to June 30, 1995, in conformity with generally accepted accounting principles.




  Houston, Texas
  August 25, 1998

  August 28, 1998


  Dear Fellow Ultra-Small Index Portfolio Shareholder,

  Translation: This was our best fiscal year yet. OK, it was our first and only fiscal year, but we beat all our benchmarks and I'm quite pleased.

  If you're not familiar with my _translation_ format, understanding it may help you skim this and future letters. My goal is to let you know in the first sentence or two how we did and whether I'm happy about our performance or not. If you read only one sentence of each of my letters and throw it in the trash, I want you to know qualitatively how we did. If you want to read just the other highlights of my letter, you can skim for the paragraphs beginning _translation._ Of course, I'll provide more details for those who enjoy them.

  Performance Summary

  Our performance during the first eleven months lagged the large company indexes such as the Dow Jones Industrials and our own Bridgeway Ultra-Large 35 Index. Running counter to the long-term historical trend, large companies dominated the smaller ones for this period across the board. We beat the CRSP Cap-Based 10 Portfolio Index of ultra-small companies by over three percentage points and the Russell 2000 Index by over two percentage points.

  The following table presents SEC standardized performance for our first (eleven month) fiscal year, July 31, 1997 to June 30, 1998:

                                               Life-to-Date
                                               7/31/97 to
                                               6/30/98**
  Ultra-Small Index Portfolio                  13.8%
  CRSP Cap-Based Portfolio 10 Index*           10.4%
  Russell 2000 Index*                          11.5%

  *The CRSP Cap-Based Portfolio 10 Index is an unmanaged index of 2661 of the smallest publicly traded U.S. stocks (with dividends reinvested) as reported by the Center for Research on Security Prices. This is the index we are seeking to match. The Russell 2000 Index is an unmanaged index of small companies (with dividends reinvested). This latter index is the most widely tracked index among small company funds, but is comprised of companies roughly 6 times larger than that of the CRSP Index and the Bridgeway Portfolio. Past performance does not guarantee future returns.
  ** Returns are not annualized.

  GRAPH:
  _Growth of $10,000 Invested in various Funds and Indexes from 7/31/97 to 6/30/98_
  Shows the growth of $10,000 in the Bridgeway Ultra-Small Index Portfolio, the Russell 2000 Index and the CRSP Cap-Based Portfolio 10 Index. As of 6/30/98 the $10,000 had grown to $11,380 in the Bridgeway Ultra-Small Index Portfolio, $11,147 in the Russell 2000 Index and $11,035 in the CRSP Cap-based Portfolio 10 Index.


  Explanation of Performance

  On the  strength of  our September  and March  quarters, our  new
  Portfolio turned in a respectable showing, nearly matching the historical return for ultra-small companies. The companies which did poorest had exposure to the economic carnage in Southeast Asia or to declining energy prices. Winning companies spanned many industries, including software, building, jewelry, chemicals, food, furniture, distribution, and finance. It's a rather disparate group.

  Tracking Error

  Translation: In the first half of the year we underperformed the index. In the second half we outperformed the index. As assets grow and we have more companies in the portfolio, I expect the portfolio to track the index more closely. Quite frankly, I don't think the current level of _tracking error_ is a big deal, since we've proven it is not biased in one direction or the other.

  As highlighted in the December semi-annual report, we experienced negative tracking error (that is we underperformed our index) in our first five months due to holding too few companies to closely track the index. In the second half we outperformed the index, in part due to the same problem of holding fewer stocks than I would like, but also due to negative trading costs as discussed below. We picked up some additional companies during the second half of the year but also sold or thinned some in order to _harvest losses_ as part of our tax management strategy. (See more about this below.) We still lack the 300 companies I desire to replicate reasonably our index on a quarterly basis, but we did better for the full year, since we had positive tracking error (that is, we outperformed our index) in the second half.

  Negative Trading Costs

  Translation: Usually you want a fund to have low turnover. This keeps down the costs of trading and keeps down the tax bill at the end of the year. We may have created an _anti-gravity_ fund, insofar as we appear to be able to turn this _trading cost problem_ on its head to our advantage. If we sell as many stocks which have declined as those which have appreciated, there is also no tax problem. This is a big deal, and I'm really excited. It won't work in all market environments, but it's working very well so far.

  We have become very good at trading ultra-small companies. In the last six months, we have been able to buy our stocks closer to the bid and sell them closer to the ask. Along with incredibly low commission costs (the discount brokerage industry has gotten ridiculously competitive), we achieved what is known as _negative trading cost._ As long as we have some time to execute a trade, we expect to add value through our buying and selling of stocks. We hoped in the beginning to be able to do this well enough to offset our 0.75% expense ratio. I am excited to tell you I think we may even be able to do better than this. As a result, we have now begun to engage in tax selling (see below) and have categorized our portfolio as _tax managed._ This has gone so well that in July we hired a full-time person to devote just to Bridgeway trading. (This may not sound like a large commitment, but for a small firm with previously six full-time employees, it is a significant commitment.)

  Tax Management

  Translation: If turnover is no longer a problem, we can add tax management to the list of advantages of this fund. To the degree we successfully defer paying taxes, you get to keep more of your returns.

  _Tax selling_ means that we periodically sell some _tax lots_ (specific stock purchases) which have declined in value in order to capture the capital loss in order to offset other capital gains. Our goal is now to return as little as possible in the way of taxable distributions to our shareholders. Since this should add value (total return) to the portfolio through negative trading costs, it should be advantageous even for shareholders in a tax-deferred account such as an IRA. I am very excited about this development. Combined with the fact the ultra-small companies tend not to pay dividends, this may well, over time, turn out to be one of the most tax efficient (and hopefully high octane) funds in America. We'll have to see how the future bears this out. But I can already say we distributed no taxable dividends in our first fiscal year, and I expect to distribute none in our second year as well.

  Portfolio Advantages

  Translation: What a great Portfolio! (Usually, I'm more modest than this, but I just can't stand it.)

  In my last letter (February 25), I highlighted some of the advantages of this Portfolio. Let me briefly enumerate a longer list:

  1. The ultra-small asset class has an average annual return of 13.9% over the last seven decades. This compares to 11.7% for small stocks and 10.7% for large stocks.

  2. Of course, the volatility (short-term risk) is higher too. However, according to Ibbotson's Stocks, Bonds, Bills, and
  Inflation, the additional risk is not in proportion to the additional return in a diversified (_optimized_) portfolio. This is the only asset class I know of where you may get a significant _free ride,_ more so than micro-cap stocks. Ibbotson measures this at 5.4% per year. I personally think it is overstated, but even a couple of percent per year is a lot over time.

  3. The expense ratio is 0.75%, half the actively managed small-cap fund rate, and much less than the average micro-cap fund rate. We think this is a good deal relative to the institutional 0.60% rate for passively managed micro-caps, since ultra-small stocks are significantly more time intensive to trade. However, I would expect our expense ratio to drop some as assets increase.

  4. Since we don't buy or sell on news, we can be very stingy with trading.

  5. There is no _cap-creep_ or _style drift_ from swelling assets. As most small-cap funds get swamped with cash, they invest in bigger and bigger companies, something known as _cap-creep_ or _style drift._ We can manage well over a billion dollars in this fund without any style drift.

  6. This portfolio is not dependent on my skills. I have two other employees who can implement our trading strategies. If I died tonight, nothing would change about the Portfolio management.

  7. There is no other index  fund in this asset class.   Bridgeway
  Ultra-Small Company Portfolio is the only actively managed fund which is convincingly committed to this asset class.

  8. There are no problems associated with annual rebalancing (changing the composition of an index), which is a significant problem with Russell 2000 funds. We don't own all 2700 companies, so other advisers can't _front-run_ our purchases and sells. We believe front running has measurably hurt the performance of the Russell 2000 Index and even more so, the funds that follow it.

  9. We don't have to sell a company because it becomes too small.
  10. We can _harvest_ losses to try to offset gains from takeovers or sales of companies which outgrow our ultra-small charter.

  11. We can _harvest_ capital losses without worrying about getting out of balance with the index.

  12. There is no tobacco. Who needs to be invested in a terminal industry?

  13. We court buy and hold investors. We discourage short-term investors and traders on the cover of our prospectus in capital letters. The board of directors reserves the authority to slap a redemption reimbursement fee (accruing to the Portfolio) on exiting shareholders if they redeem in a down market. We are joining FundServ Networking Level III to attain the ability to decline any trades by short-term traders or market-timers, and this is backed up by strong language in the prospectus.

  14. There is little backlog of existing capital gains on the books from a decade-long bull market.

  15. The asset base of this fund is more than doubling on an annualized basis. I would expect this to continue for some years to come. If this happens, any taxable dividends we would have to distribute would be diluted by future shareholders, if you get in early.

  Disclaimer

  The following is a reminder from the friendly folks at your fund who worry about liability. The views expressed here are exclusively those of Fund management. They are not meant as investment advice. Any favorable (or unfavorable) description of a holding applies only as of the fiscal year end, June, 1998; security positions can and do change thereafter.

  Conclusion

  As always, I appreciate your feedback. We take these seriously and have made continuing improvements because of people who have taken the time to write or call us. In the last year we have made significant improvements in the timeliness of our daily Portfolio price reporting. We have included answers to some questions in our quarterly reports. And we have continued to provide a high level of personal phone support even while adding an automated "menu_ to our _800_ phone number. Please keep your ideas coming.

  Sincerely,



  John Montgomery

                                   BRIDGEWAY FUND, INC.
                                ULTRA-SMALL INDEX PORTFOLIO
                             SCHEDULE OF PORTFOLIO INVESTMENTS
                          Showing percentage of total net assets
                                       June 30, 1998

       Industry  Company                                            Shares          Value
 Common Stock - 98.6%
       Aerospace - 0.5%
                 Axsys Technologies, Inc. *                           400   $      7,700

       Air Transport - 0.3%
                 World Airways, Inc. *                              1,100          4,263

       Arms and Ammunition - 1.7%
                 Allied Research Corp.*                             2,100         26,250

       Auto parts - 2.4%
                 IMPCO Technologies, Inc.*                            129          2,096
                 R & B, Inc.*                                       2,300         24,725
                 Raytech Corp. *                                    1,900          9,500
                                                                                  36,321
       Automobiles - 1.7%
                 Collins Industries, Inc.                           3,500         17,744
                 SMC Corp. *                                        1,100          8,663
                                                                                  26,407
       Banking - 1.7%
                 Community West Bancshares *                          800         10,848
                 Hallmark Capital Corp.*                            1,100         15,400
                                                                                  26,248
       Broadcasting - 0.9%

                 Enterprise Software, Inc. *                        4,800         14,100

       Building - 1.8%
                 Dominion Homes, Inc. *                             1,250         18,125
                 Perini Corp. *                                       500          4,281
                 Transcoastal Marine
                   Services, Inc.*                                    800          4,825
                                                                                  27,231
       Chemicals - 3.2%
                 Arrow-Magnolia
                   International, Inc.*                             1,900         11,400
                 Pure World, Inc.*                                  2,400         38,100
                                                                                  49,500
       Cosmetics & Toiletries - 0.6%
                 Styling Technology *                                 400          9,200

       Data Processing - Hardware - 2.8%
                 Allstar Systems, Inc.*                             1,900          7,600
                 Cerion Technologies, Inc.*                         3,800          3,919
                 Kentek Information
                   Systems, Inc.                                    2,200         18,975
                 Printronix, Inc. *                                   700         11,200
                                                                                  41,694

       Data Processing - Software - 13.6%
                 AlphaNet Solutions, Inc.*                          1,430   $     16,266
                 Applix Inc. *                                      1,700          6,481
                 Expert Software, Inc.*                             1,900          7,838
                 General Automation Inc. *                          5,000          2,611
                 International Management &
                   Research Corp.*                                  1,100         10,863
                 International Microcomputer                        1,499         23,422
                   Software, Inc.*
                 Microtest Inc. *                                   1,800          8,213
                 Ovid Technologies, Inc. *                          1,650         39,188
                 Prophet 21, Inc. *                                 1,800         26,325
                 Rimage Corp. *                                       900         10,575
                 SEEC Inc. *                                        1,000         10,875
                 Scan-Optics, Inc. *                                1,150          6,038
                 Unify Corp. *                                      7,500         20,625
                 Ardent Software, Inc.*                             1,400         19,250
                                                                                 208,570
       Electronics/Electric - 6.5%
                 Cobra Electronics Corp. *                          3,100         15,694
                 EDO Corp.                                          2,700         25,650
                 Gradco Systems, Inc.*                              2,250         15,188
                 Richey Electronics, Inc.*                            450          3,516
                 Spire Corp. *                                        350          1,269
                 Vari L Company, Inc.*                              1,100         10,725
                 Vicon Industries, Inc. *                           3,400         26,775
                                                                                  98,817
       Finance - 4.4%
                 Ace Cash Express, Inc.                             1,200         20,700
                 Capital Associates *                               2,200          8,525
                 Pacific America Money
                   Center, Inc.*                                      860         13,223
                 TFC Enterprises, Inc.*                             9,700         25,463
                                                                                  67,911
       Food - 1.5%
                 Amcon Distributing Company *                       1,700         13,388
                 Monterey Pasta Company *                           8,400         10,238
                                                                                  23,626
       Food Serving - 2.2%
                 Ark Restaurants Corp.*                             1,700         20,400
                 Pollo Tropical, Inc.*                              1,200         13,050
                                                                                  33,450

       Graphic Arts - 1.4%
                 Baldwin Technology
                   Company, Inc.*                                   2,000         11,750
                 Truevision, Inc.*                                  6,500          8,938
                                                                                  20,688

                                   BRIDGEWAY FUND, INC.
                                ULTRA-SMALL INDEX PORTFOLIO
                       SCHEDULE OF PORTFOLIO INVESTMENTS, continued
                          Showing percentage of total net assets
                                       June 30, 1998

       Industry  Company                                            Shares          Value
       Health Care Facilities - 1.7%
                 Advocat, Inc. *                                    1,100   $      7,563
                 Health Power, Inc. *                               1,700          9,775
                 MIM Corp. *                                        1,700          8,075
                                                                                  25,413
       Home Furnishings - 1.8%
                 Winsloew Furniture, Inc.*                          1,000         27,000

       Household Products - 1.8%
                 Safety 1st, Inc. *                                 4,100         27,675

       Housewares - 0.6%
                 Home Products
                   International, Inc.*                               800          9,300

       Jewelry, Silverware, Watches - 4.5%
                 Jan Bell Marketing, Inc.*                          7,100         46,150
                 Michael Anthony Jewelers, Inc.*                    4,200         10,763
                 Oroamerica, Inc. *                                 1,100         12,375
                                                                                  69,288
       Leather & Shoes - 3.2%
                 Candie's, Inc *                                    3,200         24,800
                 New Retail Concepts, Inc. *                        2,300          6,900
                 Rocky Shoes and Boots, Inc.*                         550          7,838
                 Tandy Brands Accessories, Inc.*                      500          9,313
                                                                                  48,851
       Leisure-Amusement - 2.1%
                 Integrity, Inc.*                                     400          1,200
                 PTI Holdings, Inc.*                                2,900         19,213
                 SCP Pool Corp *                                       83          2,021
                 Toymax International, Inc.*                        1,300          8,938
                                                                                  31,372
       Machinery - 1.7%
                 Newcor, Inc.                                       1,875         16,406
                 Thermwood Corp . *                                 1,100          9,694
                                                                                  26,100
       Medical equipment/Supplies - 2.5%
                 Innerdyne Inc *                                    7,100         18,194
                 Interpore International *                          1,790          9,398
                 Medical Technologies, Inc.*                        1,200         11,400
                                                                                  38,992
       Metal / Other fabricating - 0.7%
                 Eastern Co                                           370         10,175

       Mining - 0.8%
                 Alta Gold Company *                                7,000         12,250
       Oil & Gas - 6.3%

                 Bolt Technology Corp.                              3,600         32,850
                 Callon Petroleum Company *                            75          1,073


       Oil & Gas - continued
                 Columbus Energy Corp. *                            2,090   $     15,283
                 Dailey International, Inc.*                        1,200          7,200
                 Maynard Oil Company *                                100          1,013
                 Meteor Industries, Inc.*                           2,900         12,688
                 Petrocorp, Inc. *                                  1,100          8,948
                 Petroleum Development Corp.*                       3,300         15,984
                 Southern Mineral Corp.*                              250            859
                                                                                  95,898
       Pollution Control - 1.6%
                 Barringer Technologies, Inc.*                        800          7,550
                 Recycling Industries, Inc.*                        1,600          9,400
                 Strategic Diagnostics, Inc.                        2,400          7,200
                                                                                  24,150
       Retail Stores - 6.0%
                 Braun's Fashions Corp. *                           2,400         26,700
                 Calloways Nursery, Inc.*                           4,000          9,000
                 Catherines Stores Corp. *                          2,000         19,625
                 Creative Computers, Inc.*                          1,000          6,875
                 DIY Home Warehouse, Inc. *                         7,800         16,575
                 Rag Shops, Inc. *                                  3,600         12,825
                                                                                  91,600
       Services - 7.9%
                 Advanced Marketing
                   Services, Inc.                                     600         10,200
                 Business Resource Group *                          2,800          7,350
                 Corrpro Companies, Inc.*                           2,125         23,906
                 FTI Consulting, Inc.*                                800         13,600
                 Insituform East, Inc.*                             4,000          9,000
                 International Airline                              2,400         15,000
                   Support Group, Inc.*
                 The Solomon Page Group Ltd. *                      5,000         18,750
                 Staff Builders, Inc. *                             4,800          6,150
                 Travel Ports Of America, Inc.*                     2,700          8,269
                 Wave Technology
                   International, Inc.*                             1,600          8,900
                                                                                 121,125
       Steel / Iron - 2.5%
                 Bayou Steel Corp.*                                 1,300          8,450
                 Republic Engineered Steels, Inc.*                  5,300         22,856
                 Universal Stainless & Alloy
                   Products, Inc.*                                    700          6,431
                                                                                  37,737
       Telecommunications - 2.9%
                 Amerilink Corp.*                                      70            989
                 Axiom Inc.*                                        2,200          6,050
                 Bogen Communications
                   International, Inc.*                             3,000         22,875
                 Microdyne Corp.*                                   2,100          9,450

                                   BRIDGEWAY FUND, INC.
                                ULTRA-SMALL INDEX PORTFOLIO
                       SCHEDULE OF PORTFOLIO INVESTMENTS, continued
                          Showing percentage of total net assets
                                       June 30, 1998

       Industry  Company                                            Shares          Value

       Telecommunications - continued
                 Xetel Corp.*                                         280   $      5,600
                                                                                  44,964
       Transportation / Freight - 1.4%
                 Consolidated Delivery &
                   Logistic *                                       4,800         21,300

       Trucking - 1.5%
                 Cannon Express, Inc.*                              1,000          8,000
                 USA Truck, Inc.*                                     900         14,513
                                                                                  22,513


       Total Common Stock (Identified Cost $1,479,674)                      $  1,507,679

 Short-term Investments - 2.8%
       Money Market Funds - 2.8%
                 Expedition Money Market Fund                      42,758         42,758

       Total Short-term Investments
                   (Identified Cost $42,758)                                $     42,758


 Total Investments - 101.4%
                   (Cost $1,522,432)                                        $  1,550,437

 Other Assets and Liabilities, net - (1.4)%                                      (21,140)


 Total Net Assets - 100.0%                                                  $  1,529,297


 Percentages are based on total net assets.

 * Non-income producing security as no dividends were paid during the period from July 1, 1997 to June 30, 1998.

 ** The aggregate identified cost on a tax basis is $1,522,432.
 Gross unrealized appreciation and depreciation were $212,298 and $184,293, respectively, or net unrealized appreciation of $28,005.

 See accompanying notes to financial statements.

                                 BRIDGEWAY FUND, INC. - ULTRA-SMALL INDEX PORTFOLIO
                                        STATEMENT OF ASSETS AND LIABILITIES
                                                As of June 30, 1998

 Assets:
     Investments at value (cost - $1,522,432)                                                          $1,550,437
     Receivable for investments sold                                                                       13,759
     Receivable from adviser                                                                                7,717
     Prepaid expenses                                                                                         114
     Deferred organization costs                                                                            3,698
           Total assets                                                                                 1,575,725

 Liabilities:
     Bank overdraft                                                                                        37,652
     Payable for management fee                                                                                78
     Payable for organization costs                                                                         3,698
     Accrued expenses                                                                                       5,000
           Total liabilities                                                                               46,428
     Net assets ( 268,960 shares outstanding)                                                          $1,529,297
     Net asset value, offering and redemption price per share ($1,529,297 / 268,960)                        $5.69

 Net assets represent:
     Paid-in capital                                                                                   $1,500,455
     Undistributed net realized gain                                                                          837
     Net unrealized appreciation of investments                                                            28,005
     Net assets                                                                                        $1,529,297

                                 BRIDGEWAY FUND, INC. - ULTRA-SMALL INDEX PORTFOLIO
                                              STATEMENT OF OPERATIONS
                          From commencement of operations (July 31, 1997) to June 30, 1998

 Investment income:
     Dividends                                                                                             $1,649
     Interest                                                                                               2,385
           Total income                                                                                     4,034

 Expenses:
     Management fees                                                                                        5,382
     Accounting fees                                                                                        3,386
     Audit fees                                                                                             5,000
     Custody                                                                                                2,230
     Amortization of organization costs                                                                       828
     Legal                                                                                                     94
     Registration fees                                                                                      1,246
     Directors' fees                                                                                          600
           Total expenses                                                                                  18,766
     Less fees waived                                                                                      (8,768)
     Less expenses reimbursed                                                                              (1,926)
           Net expenses                                                                                     8,072

 Net investment loss                                                                                       (4,038)

 Net realized and unrealized gain on investments:
     Net realized gain on investments                                                                         837
     Net change in unrealized appreciation                                                                 28,005
     Net realized gain and unrealized loss                                                                 28,842

 Net increase in assets resulting from operations                                                         $24,804

 See accompanying notes to financial statements.

                BRIDGEWAY FUND, INC. - ULTRA-SMALL INDEX PORTFOLIO
                        STATEMENT OF CHANGES IN NET ASSETS

                                                                July 31, 1997* to
 Increase (decrease) in net assets:                               June 30, 1998
 Operations:
     Net investment loss                                                ($4,038)
     Net realized gain on investments                                       837
     Net change in unrealized depreciation                               28,005
         Net increase resulting from operations                          24,804
     Distributions to shareholders:
         From net investment income                                           0
         From realized gains on investments                                   0
           Total distributions to shareholders                                0
 Fund share transactions:
     Proceeds from sale of shares                                     2,955,365
     Reinvestment of dividends                                                0
     Cost of shares redeemed                                         (1,450,872)
         Net increase from Fund share transactions                    1,504,493
         Net increase in net assets                                   1,529,297
 Net assets:
     Beginning of period                                                      0
     End of period                                                   $1,529,297

 Number of Fund shares:
     Sold                                                               534,300
     Issued on dividends reinvested                                           0
     Redeemed                                                          (265,340)
         Net increase                                                   268,960
     Outstanding at beginning of period                                       0
     Outstanding at end of period                                       268,960

                BRIDGEWAY FUND, INC. - ULTRA-SMALL INDEX PORTFOLIO
                               FINANCIAL HIGHLIGHTS
                 (for a share outstanding throughout the period)

                                                                July 31, 1997* to
                                                                  June 30, 1998
 Per share data
     Net asset value, beginning of period                                 $5.00
     Income (loss) from investment operations:
         Net investment loss                                              (0.02)
         Net realized and unrealized gain                                  0.71
              Total from investment operations                             0.69
     Less distributions to shareholders:
         Net investment income                                             0.00
         Net realized gains                                                0.00
              Total distributions                                          0.00
     Net asset value, end of period                                       $5.69

 Total return [1]                                                         13.8%
 Ratios & Supplemental Data
     Net assets, end of period                                       $1,529,297
     Ratios to average net assets: [2]
         Expenses after waivers and reimbursements                        0.75%
         Expenses before waivers and reimbursements                       1.74%
         Net investment income (loss) after waivers and reimbur          (0.38%)

     Portfolio turnover rate [2]                                           61.7%

 [1] Not annualized.
 [2] Annualized.
 *  July 31, 1997 commencement of operations

 See accompanying notes to financial statements.

  BRIDGEWAY FUND, INC.
  ULTRA-SMALL INDEX PORTFOLIO
  NOTES TO FINANCIAL STATEMENTS


  1.  Organization:

  Bridgeway Fund, Inc. (the "Fund") was organized as a Maryland corporation on October 19, 1993, and is registered under the Investment Company Act of 1940, as amended, as a no-load, diversified, open-end management investment company.

  The Fund is organized as a series fund and has six portfolios. The Fund commenced operations as a regulated investment company on August 5, 1994 with the Ultra-Small Company Portfolio, the Aggressive Growth Portfolio and the Social Responsibility Portfolio. On July 20, 1997, the Fund added two portfolios: the Ultra-Small Index Portfolio and the Ultra-Large 35 Index Portfolio. On June 5, 1998, the Fund added the Micro-Cap Limited Portfolio. The Fund is authorized to issue 1,000,000,000 shares.

  Bridgeway Capital Management, Inc. is Adviser to the Fund.

  2.  Significant Accounting Policies:

  The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

  Securities Valuation

  Securities are valued at the closing price for securities traded on a principal U.S. securities exchange and on NASDAQ. Listed securities for which no sales are reported are valued at the latest bid price in accordance with the pricing policy established by the Fund's Board of Directors. When current bid prices are not available, the most recently available quoted closing or bid price is used and adjusted for changes in the index on the exchange on which that security trades, also in accordance with the pricing policy established by the Fund's Board of Directors.

  Federal Income Taxes

  It is the Fund's policy to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies, including the timely distribution of all its taxable income to its shareholders. Therefore, no federal income tax provision has been recorded.

  Deferred Organization Costs

  Deferred organization costs are amortized on a straight-line basis over five years.

  Distributions to Shareholders
  Distributions to shareholders are recorded when declared. The amount and character of income and gains to be distributed are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

  Use of Estimates in Financial Statements

  In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, as well as the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

  Risks and Uncertainties

  The Fund invests in stocks. Such investments are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with certain investments and the level of uncertainty related to changes in the value of investments, it is at least reasonably possible that changes in risks in the near term would

  BRIDGEWAY FUND, INC.
  ULTRA-SMALL INDEX PORTFOLIO
  NOTES TO FINANCIAL STATEMENTS, Continued


  2.  Significant Accounting Policies
  Risks and Uncertainties, Continued

  materially affect shareholders' account values and the amounts reported in the financial statements and financial highlights.

  12b-1 Plan

  The Fund acts as distributor of its shares pursuant to a 12b-1 plan adopted by shareholders on October 15, 1996. The cost of distributing shares of the Fund is borne by the Adviser at no cost to the Fund; thus, there is no "12b-1 fee."

  Other

  Security transactions are accounted for as of the trade date, the date the order to buy or sell is executed. Realized gains and losses are computed on the identified cost basis. Dividend income is recorded on the ex-dividend date, and interest income is recorded on the accrual basis.

  Assets in the Ultra-Small Index Portfolio are very low, and may remain so in the immediate future. Because commission cost per trade is unacceptably high as a percentage of assets, the Adviser reimburses the Portfolio for any commissions above one cent/share. The Adviser expects to continue this practice until portfolio net assets reach at least $2 million.
  3.  Management Contract:

  The Ultra-Small Index Portfolio pays a flat 0.5% annual management fee, computed daily and payable monthly subject to a maximum expense ratio of 0.75%.

  4.  Related Party Transactions:

  One director of the Fund, John Montgomery, is an owner and director of the Adviser. Under the Investment Company Act of 1940 definitions, he is considered to be "affiliated" and "interested." Compensation of Mr. Montgomery is borne by the Adviser rather than the Fund. The other officers of the Fund are employees of the Adviser and the portion of their compensation attributable to fund accounting, shareholder accounting and state registration services is paid by the Fund and is included in the Accounting fees expense category of the financial statements. All amounts paid for shareholder accounting are paid to the Adviser.

  The Adviser has been voluntarily reimbursing the Ultra-Small Index Portfolio for any operating expenses above 0.75%. To achieve this expense level the Adviser has waived both the management fees and accounting fees for the year ended June 30, 1998. The Adviser expects to continue this voluntary level of reimbursement, in the foreseeable future.

  Payable for organization costs is payable to the Adviser.

  5.  Custodial Agreement:

  The Fund has entered into a Custodial Agreement with Compass Bank. As compensation for services rendered by the custodian, each portfolio pays a fee, computed and paid quarterly based on the average month end total assets of each portfolio for the quarter plus a fee per transaction.

  6.  Cost, Purchases and Sales of Investment Securities:

  Investments have the same cost for tax and financial statement purposes. Aggregate purchases and sales of investment securities other than cash equivalents were $2,086,845, and $608,039, respectively for the year ended June 30, 1998.

  Report of Independent Accountants




  To the Board of Directors of Bridgeway Fund, Inc.
  and Shareholders of the Ultra-Small Index Portfolio:

  We have audited the accompanying statement of assets and liabilities, including the schedule of portfolio investments, of the Ultra-Small Index Portfolio (one of the portfolios constituting Bridgeway Fund, Inc.) as of June 30, 1998, and the related statement of operations, statement of changes in net assets and financial highlights for the period from July 31, 1997 (commencement of operations) to June 30, 1998. These financial statements and financial highlights are the responsibility of the management of Bridgeway Fund, Inc. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of June 30, 1998, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Ultra-Small Index Portfolio of Bridgeway Fund, Inc. as of June 30, 1998, and the results of its operations, changes in its net assets, and financial highlights for the period from July 31, 1997 (commencement of operations) to June 30, 1998, in conformity with generally accepted accounting principles.




  Houston, Texas
  August 25, 1998

  August 28, 1998

  Dear Fellow Aggressive Growth Shareholder,

  By most performance benchmarks, this was a _ho-hum_ quarter and year.

  The good news is our Portfolio lead the Russell 2000 Index of small companies in both the June quarter and our fiscal year ended June 30, 1998. The _value_ components of our model (our models don't like to overpay for stocks) have pushed the portfolio more into small stocks than the pricier large ones. This hurt our performance in the current market environment. Consequently, we trailed both the Dow Jones Industrial Average and the S&P 500 Index in the quarter and fiscal year. Our Portfolio declined 2.9% in the quarter and rose 18.1% for the fiscal year. We ranked 105th of 135 aggressive growth funds tracked by Morningstar for our fiscal year and 10th of 84 funds for the last three years.

  Performance Summary

  The table below presents our June quarter, one year, and life-to-date financial results according to the formula required by the SEC.

  The Aggressive Growth Portfolio was down 2.9% during the June quarter, beating our small company index, but trailing both the large company index and our peer group of Lipper Capital Appreciation Funds. For the 12 months ended June 30, 1998 we were up 18.1%, again beating the small company index, but trailing both the large company index and our peer group of Lipper Capital Appreciation Funds. The following table presents the details:

                                             June Qtr.   1 Year       Life-to-Date
                                             4/1/98      7/1/97       8/5/94 to
                                             to 6/30/98  to 6/30/98   6/30/98**

  Aggressive Growth Portfolio                -2.9%       18.1%        25.5%
  S&P 500 Index (large companies)*            3.3%       30.2%        29.0%
  Russell 2000 (small companies)*            -4.7%       16.5%        19.1%
  Lipper Capital Appreciation Funds*          0.3%       22.1%        20.5%







  *The Russell 2000 and S&P 500 are unmanaged indexes of large and small companies, respectively, with dividends reinvested. The Lipper Capital Appreciation Funds reflect the aggregate record of more aggressive domestic growth mutual funds as reported by Lipper Analytical Services, Inc. Past performance does not guarantee future returns.
  ** Life-to-date returns are annualized; quarterly returns are not annualized.

  GRAPH:
  _Growth of $10,000 Invested in various Funds and Indexes from 8/5/94 to 6/30/98_
  Shows the growth of $10,000 in the Bridgeway Aggressive Growth Portfolio, the Lipper Capital Appreciation Funds, the Russell 2000 Index and the S&P 500 Index. As of 6/30/98 the $10,000 had grown to $24,251 in the Bridgeway Aggressive Growth Portfolio, $26,998 in the S&P 500 Index, $19,805 in the Russell 2000 Index and $20,713 in the Lipper Capital Appreciation Funds.


  Detailed Explanation of Performance

  Translation: Except for the dominance of large stocks in the bull market (see below), there were no major trends affecting our portfolio. Details of individual stocks follow.

  Our fiscal year performance was not concentrated in any one sector. The portfolio had significant overweighting in the services, retail store, and technology sectors. We had representatives of these industries in both the largest gaining and largest declining stocks (fortunately more of the former). Ten of our stocks gained 50% or more during the fiscal year:

  Rank  Description                 Industry                      %Gain
  1     Jackson Hewitt Inc.         Services                      156%
  2     Medco Research,Inc.         Drugs-Generic and OTC         134%
  3     Standard Pacific            Building                      101%
  4     Continental Can Co,         Containers                     83%
  5     Best Buy                    Retail Stores                  79%
  6     Airborne Freight            Air Transport                  67%
  7     HBO & Co.                   Data Processing                66%
  8     Staffmark Inc.              Services                       63%
  9     Microframe                  Data Processing Hardware       57%
  10    Platinum Technology         Data Processing Software       57%

  Jackson Hewitt Inc. was the second largest preparer of tax returns until it got taken over, driving up the price very nicely. Medco Research, an emerging pharmaceutical company, saw continued, dramatic global commercialization of its cardiovascular medicines. Standard Pacific is a California homebuilder that is enjoying a booming economy and recovery from depressed price levels. The declining list isn't as pretty, but is shorter.

  Rank   Description                 Industry                  % Decline
  1      JB Oxford Holdings          Securities                -66%
  2      Advanced Health Corp.       Services                  -65%
  3      Vivus Inc.                  Healthcare                -65%
  4      Quantum Corp                Data Processing Hardware  -51%

  J.B. Oxford was highlighted in our September shareholder letter. Advanced Health Corporation provides integrated management services to physician practices. The company had many signs of being a great growth company, including three-digit sales increases, strong earnings growth, postive cash flow, no debt, and $4/share of cash in the bank. Then the company announced a dramatic turnaround in operations and a large restructuring charge. The stock price took a bad beating and has been trading for significantly less than the hard cash the company has on hand.

  Large Stock Dominance

  Translation: The largest companies really shined in the last four years, last year, and especially the last quarter. Along with an extended bull market, this has been the trend over the last four years, but it runs counter to the long-term trend of small-stock dominance. Although the Aggressive Growth Portfolio is not specifically a small cap portfolio, it does currently have small company focus, which is not helpful in the current environment. We expect this trend to reverse, to our Portfolio's advantage, but not necessarily in the near term.

  Occasionally, we get calls from shareholders asking why our calendar year-to-date returns are so much poorer than _the market._ Usually, by _market,_ the caller means one of the more widely reported large company indexes such as the Dow Jones Industrial Average. The primary answer to this question is that while large companies have given up only one-third of their gain from June, 1997 to June, 1998, small stock averages have given back their entire gain plus more. The following graph shows the dramatic and growing gap between large and small stock performance.
  GRAPH:
  _The Widening Gap between Large Stocks and Small Stocks from 8/5/94 to 6/30/98_
  This graph shows the widening gap of returns of the S&P 500 Index vs Russell 2000 Index. The graph shows the large stocks appreciating much more rapidly than the small stocks. The graph also demonstrates how the Bridgeway Aggressive Growth Portfolio compares to the large and small stock performance. As of 6/30/98 the total percentage changes were 170%, 143% and 98% for the S&P 500 Index, the Aggressive Growth Portfolio and the Russell 2000 Index, respectively.


  The largest companies have outperformed the smallest ones on a cumulative basis. While the Aggressive Growth Portfolio kept ahead of even the large company indexes through September of last year, we have not been able to overcome this continued huge discrepancy. Indeed, Bridgeway's large-cap portfolios (Social Responsibility and Ultra-Large 35 Index) are among a small minority of funds to beat the large-cap indexes this calendar year, and they have trounced all our small-cap portfolios.

  Disclaimer

  The following is a reminder from the friendly folks at your fund who worry about liability. The views expressed here are exclusively those of Fund management. They are not meant as investment advice. Any favorable (or unfavorable) description of a holding applies only as of the quarter end, June 30, 1998; security positions can and do change thereafter.

  Bridgeway Capital Management, Inc. Turns 5!

  Last month Bridgeway Capital Management celebrated its fifth birthday. As the first Bridgeway employee, staff presented me with a five-year pin. Texans don't differentiate between short _e's_ and short _i's,_ so I was actually presented with a five-year pen.

  When I was 24, I took a job in which I happened to be the youngest
  person ever to have filled that position.   I figured if I just
  didn't die first, being the youngest guy around was a problem that would solve itself. (Now that we have hired some people an entire generation younger than myself, I guess I've _arrived._) I feel the same way about Bridgeway. In the first couple of years it seemed we just couldn't get our foot in the door most places because, regardless of my personal experience or that of our staff, our firm was just too young. We're still young, but this is a problem that is taking care of itself.


  Bridgeway Portfolios rank in top 4%

  The June issue of Mutual Funds Magazine named me the _Gold Medal_ manager of the micro-cap category. We tallied the raw fund scores for all fund families with at least two funds to see how Bridgeway fared overall. Using Mutual Funds Magazine's method of ranking (which limits the analysis to funds with at least three years and compares performance to a peer group), Bridgeway's three original funds together rank 7th of 199, or in the fourth percentile.

  Worst Mistake in Fiscal Year 1998

  Translation: At least once a year I like to tell our shareholders our worst mistake at Bridgeway - well, there were two. I try to help create an atmosphere in which people are willing to put mistakes on the table so we can all learn from them. It's only fair that I do this with our Board of Directors and you, the shareholder, my ultimate boss. Our worst two mistakes were not delivering on our commitment to offer an Internet site and a small pricing error in another one of our portfolios (not Aggressive Growth) early in the year.

  I am very pleased with our performance this year, and there isn't anything about our specific stock performance I would put in the category of _mistake_ for Fiscal 1998. Sure, I would rather not have bought JB Oxford, but each stock in the Portfolio was a legitimate _buy_ from one of my models, and I feel we did a good job of staying on top of these stocks and investigating them for _spurious data." My reacting to poor economic news from Southeast Asia last fall would have helped (a bit like Monday morning quarterbacking). I do no economic forecasting, because the record of professionals in this area is abysmal. Also, it frees up my time to concentrate on individual stock picking.

  While I am very pleased with a number of improvements in our administration/operations over the last year, especially the increasing strength of our staff, I would have to point to two non-investment mistakes. First, I committed to getting a Bridgeway web site up and running in Fiscal Year 1998, but we still only have the first steps_a web address (Bridgewayfund.com) and daily posting of our Portfolio net asset values per share. Although I fell short of my goal, we have much more planned for this site, and I recommit to significant progress before the end of November.

  A second, and potentially more significant mistake is that we missed accounting for a stock split (not in Aggressive Growth) at the beginning of the Fiscal Year, which cost the Adviser about $13,500 to correct. This is one of those situations in which Murphy's Law applies. Several things had to happen to make this error. _Missing_ a stock split means having a company in the Portfolio issue additional shares on a given day, but not accounting for it. If it causes our reported net asset value to be off a penny or more, then shareholders purchase or redeem at the wrong price and the Adviser, Bridgeway Capital Management, must make both the Portfolio and purchasing or redeeming shareholders _whole._ Most mutual funds make pricing errors which you simply don't hear about. Most certainly wouldn't let shareholders know about one this small, they'd just buy their way out of it - the industry practice. I want to emphasize that we are making continual improvements at Bridgeway, and that if we had had the current staff, current systems, or current procedures, I believe this error would not have occurred.

  How Can We Do It Better?--Taxes

  Translation: This is a new section highlighting a management strategy Bridgeway is using to improve our overall performance in the fund industry. One mutual fund recently incurred capital gains for 1997, which left most shareholders with a tax bill greater than their annual total return. While theoretically this can happen at any mutual fund, Bridgeway does a number of things to try to avoid
  it.   (In 1997, an Aggressive Growth Portfolio shareholder in the
  31% tax bracket watched a $10,000 account grow to $11,557 after paying $251 in taxes at year-end. This ratio of taxes to total return is unusually lean; I would expect a shareholder to pay a higher percentage of total return in taxes in most years.)

  Before starting Bridgeway Fund in 1994, I invested primarily in stocks and had rare occasion to invest in mutual funds. These rare occasions included funds for the early days of my IRA and fund recommendations for friends. One of the things I noticed over the years was how much harder it was to pick winning mutual funds than winning stocks. I never understood this phenomenon until, as an industry "insider," I learned some of the things mutual funds do to make it hard to "beat the market." The things I learned, I have used to improve Bridgeway funds. As a mutual fund investor, I thought you might also appreciate my sharing these insights, possibly to improve your own investing prowess. So, from time to time, I plan to make this a feature of our shareholder letter. The purpose of this section is not to denigrate other mutual funds. I believe mutual funds are by far in the "cleanest" segment of the investment community. Neither am I trying simply to "toot our own horn" (although I will some). We certainly make mistakes at Bridgeway and we can continue to make improvements. But to the degree that shareholders, boards of directors, journalists, regulators, and mutual fund managers themselves identify our weak links, we can make the industry and the capitalist system safer, more efficient, productive, and humane.

  After the April tax season, Bridgeway fielded a number of questions about the tax management of our fund. Our overall philosophy is to manage tax issues in this portfolio "on the margin." This is not a specifically "tax-managed" portfolio such as Bridgeway's index funds. However, we do try to minimize turnover and justify higher taxes with even higher returns (though, of course, we cannot promise this), and we do strive to decrease the tax burden for shareholders in taxable accounts when it may help, or at least is unlikely to hurt, our overall performance. Finally, we give strong preference to current, rather than future shareholders. (A friend of mine, quoting Texas football coach Darrell Royal, would say, "Dance with who brung ya.")

  Earlier this year I read articles on Morningstar's web site and in the Wall Street Journal which highlighted the tax inefficiency of one fund in 1997. I thought it would be instructive to explain the source of this inefficiency and let you know what Bridgeway does to avoid these problems. "Fund Z" (not the real name) made a capital gains distribution of 27% in a year when the fund itself was up only 7.7%. This means that most shareholders in taxable accounts paid more in taxes than they made during the year in the fund. Due to quirks of IRS rules for mutual fund accounting, this situation can happen even to a well-managed fund. (It can also happen to an individual owning stocks if you take gains on securities which appreciated in prior years during a year of market decline, for example.) Nevertheless, most of the reasons for Fund Z's capital gains distribution were unnecessary:

  1. Untimely decision to reduce built-up capital gains. Fund Z managers decided that the fund's big capital-gains exposure was scaring away potential new investors, so they sold some stocks with high gains and then bought them back the next day. Current shareholders had to pay taxes on the resulting capital gains. In addition, they paid unnecessary transaction costs. But they received no benefits. So who did benefit? Future shareholders might benefit if the fund does well and capital gains distributions are lower than otherwise. Who benefits under almost any scenario? The fund management company whose apparent primary objective is to attract more assets. You will never see Bridgeway make transactions for this purpose. We are trying hard to look out for our current shareholders' interests first.

  2. Unexpected redemption. As the market declined in the December quarter, a large market-timing Fund Z shareholder redeemed all shares, worth about 10% of the total fund. In order to raise cash to cover the redemption, the fund had to sell some securities, which resulted in additional capital gains. We do several things to avoid this situation. First, we invite market timers not to invest in our funds. This is stated in capital letters on the front of our prospectus. We let shareholders know in our prospectus that frequent traders (twice or more per year) may not be allowed back in our funds. One thing that many funds do to avoid having to sell securities to raise cash for redemptions is to hold a large percentage of assets in cash. We only hold cash awaiting investment or to reduce to the overall risk of the portfolio in accordance with our investment objective (which is to roughly match the longer-term risk characteristics of the S&P 500.) So, what do I do with the rare large redemption? Generally, I _harvest from the bottom,_ that is, sell the current least attractive stocks according to our investment models. We manage our holdings on a _tax lot_ basis, which means we try to sell those lots which give the most favorable tax consequences to our taxable shareholders. If I were managing Fund Z, I would have looked at the stocks my models liked least, then those lots which would avoid capital gains.

  3. Two fund companies merged. The Fund Z family of funds merged with another fund family last year, resulting in additional capital gains. One fund had to sell appreciated securities to comply with investment objectives of the surviving fund, an action probably beyond the control of Fund Z's portfolio manager. It is not likely to happen at Bridgeway. I hold a majority of the shares of Bridgeway Capital Management, and I am not looking to sell out, now or in the future, to a larger company. There are some major incompatibilities between Bridgeway and all other larger companies I am aware of. I have worked for an organization with over 3,000 employees and I like my current job much better. If I wake up in 20 years working for a larger company, I would expect it to be Bridgeway.

  4. Sales to satisfy the short-short rule. This is an arcane IRS mutual fund rule which requires that no more than 30% of gross income (for simplicity, say 30% of all capital gains) can be from securities held less than 91 days. It is only a problem for funds with very high turnover. Based on our stock picking models, this rule is rarely a problem for the Bridgeway funds. The only time it was an issue was in May, 1996 when some of our stocks nearly doubled in a two-month timeframe and we wanted to reduce these holdings to reduce the portfolio risk. We had to wait an extra month to avoid creating potentially excessive _short-short_ gains. Fortunately, this rule has been repealed by Congress and since June 30 no longer applies to Bridgeway.

  In summary, we will have some better and some worse years for taxes, but I expect to sidestep all four of the reasons shareholders incurred higher taxes in Fund Z.

  Conclusion

  As always, I appreciate your feedback. We take these seriously and have made continuing improvements because of people who have taken the time to write or call us. In the last year we have made significant improvements in the timeliness of our daily Portfolio price reporting and confirmation reporting. We have included answers to some questions in our quarterly reports. And we have continued to provide a high level of personal phone support even while adding an automated "menu_ to our _800_ phone number. Please keep your ideas coming.

  Sincerely,



  John Montgomery

                                   BRIDGEWAY FUND, INC.
                                AGGRESSIVE GROWTH PORTFOLIO
                             SCHEDULE OF PORTFOLIO INVESTMENTS
                          Showing percentage of total net assets
                                       June 30, 1998

       Industry  Company                                            Shares          Value
 Common Stock - 99.4%

       Aerospace - 2.3%
                 Hexcel Corp. *                                     6,900   $    157,838

       Air Transport - 11.8%
                 Airborne Freight Corp.                            16,300        569,481
                 Alaska Air Group, Inc.*                            1,300         70,931
                 Amtran, Inc.*                                      6,700        164,988
                                                                                 805,400
       Aluminum & Products - 3.5%
                 Invision Technologies, Inc.*                      31,000        240,250

       Beverages - 0.5%
                 Lion Brewery, Inc.*                                9,000         34,875

       Building - 6.1%
                 Standard-Pacific Corp.                            20,100        414,563

       Containers - 0.1%
                 Disc Graphics, Inc.*                               1,400          5,950

       Data Processing - Hardware 7.0%
                 Bell Microproducts, Inc.*                          1,400         11,156
                 Dell Computer Corp.*                               2,920        271,013
                 Microframe, Inc.*                                 29,800        100,575
                 Printronix, Inc. *                                 5,800         92,800
                                                                                 475,544
       Data Processing - Software 13.0%
                 America Online, Inc.*                              1,300        136,663
                 Ansys, Inc. *                                     30,300        299,213
                 Expert Software, Inc.*                            11,500         47,438
                 HBO & Co.                                          4,600        162,150
                 Peoplesoft, Inc.*                                  1,500         70,500
                 Platinum Technology, Inc.*                         6,345        181,229
                                                                                 897,193
       Drugs-Generic and OTC - 7.9%
                 ICN Pharmaceuticals, Inc.*                         2,600        118,788
                 Medco Research, Inc. *                            16,500        419,719
                                                                                 538,507
       Electronics/Electric - 0.2%
                 Power Integrations, Inc.*                          1,300         11,863

       Finance - 2.2%
                 Capital One Financial Corp.                        1,200        149,025

       Food - 4.4%
                 Zapata Corp. *                                    30,600   $
                                                                                 304,088

       Home Furnishings - 0.9%
                 Ethan Allen Interiors, Inc.                        1,300
                                                                                  64,838

       Medical Equipment/Supplies - 3.5%
                 Contour Medical, Inc. *                           19,700        157,600
                 Safeskin Corp.*                                    2,000         82,250
                                                                                 239,850
       Mutual Funds - 1.3%

                 New Germany Fund, Inc.                             4,729         88,078

       Oil & Gas - 1.0%
                 Varco International, Inc.*                         3,400         67,363

       Pollution Control - 5.9%
                 American Eco Corp. *                               6,800         44,200
                 Neomagic Corp. *                                  23,200        359,600
                                                                                 403,800
       Retail Stores - 8.9%
                 Best Buy Company, Inc.*                            9,800        354,025
                 Children's Place Retail Stores, Inc.*              6,700         65,744
                 Ezcorp, Inc. *                                     5,000         54,688
                 Gap, Inc.                                          2,200        135,163
                                                                                 609,620
       Services - 14.7%
                 Accustaff, Inc.*                                  19,200        600,000
                 Advanced Health Corp. *                           11,700         64,350
                 Cambridge Technology Partners *                    3,000        163,875
                 Eco Soil Systems, Inc. *                           5,000         52,500
                 Robert Half International, Inc.*                   2,300        128,513
                                                                               1,009,238
       Steel / Iron - 0.5%
                 Keystone Consolidated
                   Industries, Inc.*                                2,700         32,063

       Transportation / Freight - 3.7%
                 Hvide Marine, Inc. *                              18,850        255,653


       Total Common Stock (Identified Cost $6,030,939)                      $  6,805,599

                                   BRIDGEWAY FUND, INC.
                                AGGRESSIVE GROWTH PORTFOLIO
                       SCHEDULE OF PORTFOLIO INVESTMENTS, continued
                          Showing percentage of total net assets
                                       June 30, 1998

       Industry  Company                                            Shares          Value
 Options - 0.4%
       Air Transport - 0.3%
                 Airborne Freight Corp.*
                   11/98 CALLS @ 40                                    25   $      4,375
                 Airborne Freight Corp.*
                   11/98 CALLS @45                                     50          4,685
                 Airborne Freight Corp.*
                   8/98 CALLS @ 30                                     26         11,050
                 Airborne Freight Corp.*
                   8/98 CALLS @ 40                                     11            893
                 Airborne Freight Corp.*
                   8/98 CALLS @ 45                                     20            250
                 Airborne Freight Corp.*
                   8/98 CALLS @35                                      14          2,275
                                                                                  23,528
       Services - 0.1%
                 Accustaff, Inc.*
                   '1/99 Calls @ 35                                    25          7,188
                 Accustaff, Inc.*
                   10/98 Calls @ 40                                    35          2,625
                                                                                   9,813


       Total Options (Identified Cost $94,431)                              $
                                                                                  33,341

 Short-term Investments - 5.3%
       Money Market Funds - 5.3%
                 Expedition Money Market Fund                     123,069        123,069
                 Federated Money Market Prime
                   Obligations Fund                               119,439        119,439

       Money Market Funds - continued
                 SEI Daily Income Trust Prime
                   Obligations Fund                                         $
                                                                                 119,429
                                                                                 361,937


                 Total Short-term Investments
                   (Identified Cost $361,937)                               $
                                                                                 361,937


       Total Investments - 105.1%
                                                            (Cost $6,487,3  $
                                                                               7,200,877

       Other Assets and Liabilities, net - (5.1)%                               (349,057)


       Total Net Assets - 100.0%                                            $  6,851,820

       Percentages are based on total net assets.

       * Non-income producing security as no dividends were paid during the period from July 1, 1997 to June 30, 1998.

       #  The portfolio owns a call option on this security.


       ** The aggregate identified cost on a tax basis is $6,487,307.
       Gross unrealized appreciation and depreciation were $1,167,621 and $454,051, respectively, or net unrealized appreciation of $713,570.

       See accompanying notes to financial statements.


                                 BRIDGEWAY FUND, INC. - AGGRESSIVE GROWTH PORTFOLIO
                                        STATEMENT OF ASSETS AND LIABILITIES
                                                As of June 30, 1998

 Assets:
     Investments at value (cost - $6,487,307)                                                          $7,200,877
     Cash                                                                                                  44,484
     Receivable for securities sold                                                                        19,950
     Receivable for interest                                                                                1,332
     Receivable for dividends                                                                                  92
     Prepaid expenses                                                                                       4,269
     Deferred organization costs                                                                            4,704
                                                                                                       ----------
           Total assets                                                                                 7,275,708
                                                                                                       ----------


 Liabilities:
     Payable for securities purchased                                                                     317,237
     Payable for shares redeemed                                                                           80,960
     Payable for management fee                                                                                80
     Payable for organization costs                                                                         4,754
     Accrued expenses                                                                                      20,857
                                                                                                       ----------
           Total liabilities                                                                              423,888
                                                                                                       ----------
     Net assets ( 337,146 shares outstanding)                                                          $6,851,820
                                                                                                       ==========
     Net asset value, offering and redemption price per share ($6,851,820 / 337,146)                       $20.32
                                                                                                       ==========

 Net assets represent:
     Paid-in capital                                                                                   $5,942,495
     Undistributed net realized gain                                                                      195,755
     Net unrealized appreciation of investments                                                           713,570
                                                                                                       ----------
     Net assets                                                                                        $6,851,820
                                                                                                       ==========

                                 BRIDGEWAY FUND, INC. - AGGRESSIVE GROWTH PORTFOLIO
                                              STATEMENT OF OPERATIONS
                                          For the year ended June 30, 1998

 Investment income:
     Dividends                                                                                            $17,180
     Interest                                                                                              10,146
                                                                                                       ----------
           Total income                                                                                    27,326

 Expenses:
     Management fees                                                                                       39,058
     Accounting fees                                                                                       38,151
     Audit fees                                                                                             6,802
     Custody                                                                                                5,818
     Amortization of organization costs                                                                     4,507
     Insurance                                                                                                716
     Legal                                                                                                  3,759
     Registration fees                                                                                      8,334
     Directors' fees                                                                                          933
     Miscellaneous                                                                                            108

                                                                                                       ----------
           Total expenses                                                                                 108,186
                                                                                                       ----------

 Net investment loss                                                                                      (80,860)
                                                                                                       ----------

 Net realized and unrealized gain on investments:
     Net realized gain on investments                                                                     584,511
     Net realized loss on options                                                                         (27,950)
     Net change in unrealized appreciation                                                                213,313
                                                                                                       ----------
     Net realized and unrealized gain                                                                     769,874
                                                                                                       ----------

 Net increase in assets resulting from operations                                                        $689,014
                                                                                                       ==========

 See accompanying notes to financial statements.

                                         BRIDGEWAY FUND, INC.
                                      AGGRESSIVE GROWTH PORTFOLIO
                                  STATEMENT OF CHANGES IN NET ASSETS

                                                                   Year ended       Year ended
 Increase (decrease) in net assets:                               June 30, 1998    June 30, 1997
 Operations:
     Net investment loss                                               ($80,860)        ($33,138)
     Net realized gain on investments                                   584,511          187,476
     Net realized loss on options                                       (27,950)               0
     Net change in unrealized appreciation                              213,313          372,114
                                                                      ---------        ---------
         Net increase resulting from operations                         689,014          526,452
                                                                      ---------        ---------
     Distributions to shareholders:
         From net investment income                                           0                0
         From realized gains on investments                            (455,880)        (128,863)
                                                                      ---------        ---------
           Total distributions to shareholders                         (455,880)        (128,863)
 Fund share transactions:
     Proceeds from sale of shares                                     6,076,613        2,150,757
     Reinvestment of dividends                                          451,952          123,538
     Cost of shares redeemed                                         (3,330,369)        (753,879)
                                                                      ---------        ---------
         Net increase from Fund share transactions                    3,198,196        1,520,416
                                                                      ---------        ---------
         Net increase in net assets                                   3,431,330        1,918,005
 Net assets:
     Beginning of period                                              3,420,490        1,502,485
                                                                      ---------        ---------
     End of period                                                   $6,851,820       $3,420,490
                                                                      =========        =========

 Number of Fund shares:
     Sold                                                               293,674          129,254
     Issued on dividends reinvested                                      25,433            7,362
     Redeemed                                                          (163,996)         (44,758)
                                                                      ---------        ---------
         Net increase                                                   155,111           91,858
     Outstanding at beginning of period                                 182,035           90,177
                                                                      ---------        ---------
     Outstanding at end of period                                       337,146          182,035
                                                                      ---------        ---------

 See accompanying notes to financial statements.

                                             BRIDGEWAY FUND, INC. - AGGRESSIVE GROWTH PORTFOLIO
                                                            FINANCIAL HIGHLIGHTS
                                               (for a share outstanding throughout the period)

                                                      Year ended         Year ended         Year ended         8/5/94* to
                                                     June 30, 1998      June 30, 1997      June 30, 1996      June 30, 1995
 Per share data
     Net asset value, beginning of period                $18.79             $16.66             $11.71              $9.89
                                                         ------             ------             ------             ------
     Income (loss) from investment operations:
         Net investment loss                              (0.30)             (0.24)             (0.18)             (0.02)
         Net realized and unrealized gain                  3.46               3.43               5.22               1.84
                                                         ------             ------             ------             ------
              Total from investment operations             3.16               3.19               5.04               1.82
                                                         ------             ------             ------             ------
     Less distributions to shareholders:
         Net investment income                             0.00               0.00               0.00               0.00
         Net realized gains                               (1.63)             (1.06)             (0.09)              0.00
                                                         ------             ------             ------             ------
              Total distributions                         (1.63)             (1.06)             (0.09)              0.00
                                                         ------             ------             ------             ------
     Net asset value, end of period                      $20.32             $18.79             $16.66             $11.71
                                                         ======             ======             ======             ======

 Total return [1]                                         18.1%              19.9%              43.3%              19.5%
 Ratios & Supplemental Data
     Net assets, end of period                       $6,851,820         $3,420,490         $1,502,485           $276,272
     Ratios to average net assets: [2]
         Expenses after waivers and reimbursements        2.00%              2.00%              1.97%              1.86%
         Expenses before waivers and reimbursements       2.00%              2.77%              5.73%             16.15%
         Net investment loss after
           waivers and reimbursements                    (1.50%)            (1.40%)            (1.26%)            (0.30%)

     Portfolio turnover rate [2]                         132.3%             138.9%             167.7%             139.9%

 [1] Not annualized for periods less than a year.
 [2] Annualized for periods less than a year.
 *  August 5, 1994 was commencement of operations.

 See accompanying notes to financial statements.

  BRIDGEWAY FUND, INC.
  AGGRESSIVE GROWTH PORTFOLIO
  NOTES TO FINANCIAL STATEMENTS


  1.  Organization:

  Bridgeway Fund,  Inc.  (the "Fund")  was  organized  as a  Maryland corporation on  October  19,  1993,  and  is registered  under  the
  Investment Company Act of 1940, as amended, as a no-load, diversified, open-end management investment company.

  The Fund is organized as a series fund and has six portfolios. The Fund commenced operations as a regulated investment company on August 5, 1994 with the Ultra-Small Company Portfolio, the Aggressive Growth Portfolio and the Social Responsibility
  Portfolio. On July 20, 1997, the Fund added two portfolios: the Ultra-Small Index Portfolio and the Ultra-Large 35 Index Portfolio. On June 5, 1998, the Fund added the Micro-Cap Limited Portfolio. The Fund is authorized to issue 1,000,000,000 shares.

  Bridgeway Capital Management, Inc. is the Adviser to the Fund.

  2.  Significant Accounting Policies:

  The following  is  a  summary  of significant  accounting  policies
  followed  by  the  Fund   in  the  preparation  of   its  financial
  statements.

  Securities Valuation

  Securities are valued at the closing price for securities traded on a principal U.S. securities exchange and on NASDAQ. Listed securities for which no sales are reported are valued at the latest bid price in accordance with the pricing policy established by the Fund's Board of Directors. When current bid prices are not available, the most recently available quoted closing or bid price is used and adjusted for changes in the index on the exchange on which that security trades, also in accordance with the pricing policy established by the Fund's Board of Directors.

  Federal Income Taxes

  It is the Fund's policy to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies, including the timely distribution of all its taxable income to its shareholders. Therefore, no federal income tax provision has been recorded.

  Deferred Organization Costs

  Deferred organization costs are amortized on a straight-line basis over five years. The initial shareholders, prior to the prospectus being declared effective on June 30, 1994, have agreed that if any of the initial shares of each portfolio are redeemed during such amortization period by any holder thereof, the redemption proceeds will be reduced by the amount of the then unamortized organization expenses in the same ratio as the number of shares redeemed bears to the number of total outstanding shares at the time of redemption.

  Distributions to Shareholders

  Distributions to shareholders are recorded when declared. The amount and character of income and gains to be distributed are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

  During the year ended June 30, 1997, the Aggressive Growth Portfolio did not pay sufficient dividends and distributions from net investment income and from net capital gains generated during the year ended June 30, 1996. The Aggressive Growth Portfolio has petitioned the Internal Revenue Service for permission to make such deficient distributions. Taxpayers would be taxed on these distributions in the year received. Based upon management's assessment, the interest and penalties related to these deficient distributions are expected to be approximately $6,000. While management believes the Internal Revenue Service has agreed in principle to the petition, the ultimate outcome of this matter will not be determined until final agreement is reached with the
  Internal Revenue Service. The Adviser has committed to pay the interest and penalties and all other costs associated with resolving the deficiency for the portfolio.

  BRIDGEWAY FUND, INC.
  AGGRESSIVE GROWTH PORTFOLIO
  NOTES TO FINANCIAL STATEMENTS, Continued


  2.  Significant Accounting Policies
  Distributions to Shareholders, Continued

  Use of Estimates in Financial Statements

  In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, as well as the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

  Risks and Uncertainties

  The Fund provides for various investment options including stocks, call and put options. Such investments are exposed to various risks, such as interest rate, market and credit. Due to the risks involved, it is at least reasonably possible that changes in risks in the near term would materially affect shareholders' account values and the amounts reported in the financial statements and financial highlights. (See prospectus for additional risk information.)
  12b-1 Plan

  The Fund acts as distributor of its shares pursuant to a 12b-1 plan adopted by shareholders on October 15, 1996. The cost of distributing shares of the Fund is borne by the Adviser at no cost to the Fund; thus, there is no "12b-1 fee."

  Other

  Security transactions are accounted for as of the trade date, the date the order to buy or sell is executed. Realized gains and losses are computed on the identified cost basis. Dividend income is recorded on the ex-dividend date, and interest income is recorded on the accrual basis.

  3.  Use of Derivative Instruments:

  The Aggressive Growth Portfolio may use derivative securities such as futures, stock options and index options. (See Prospectus for additional information.) Buying calls increases a Portfolio's exposure to the underlying security. Buying puts on a stock market index tends to limit a Portfolio's exposure to a stock market decline. All options purchased by the Fund were listed on exchanges and considered liquid positions with readily available market quotes. A summary of transactions in options by the Aggressive Growth Portfolio follows:

                                       Call Options          Put Options
                                       Number                Number
                                       of calls  Cost        of puts
  Cost
  Options outstanding June 30, 1997    24        $44,454     0        $0
  Options split                        12              0     0         0
  Options purchased                    414       134,748     73    1,060
  Options expired                     (107)      (11,108)   (73)  (1,060)
  Options exercised                    (25)       (3,963)    0         0
  Options closed                      (112)      (69,700)    0         0
  Options outstanding June 30, 1998    206       $94,431     0        $0

  Market value June 30, 1998                     $33,341              $0

  BRIDGEWAY FUND, INC.
  AGGRESSIVE GROWTH PORTFOLIO
  NOTES TO FINANCIAL STATEMENTS, Continued


  4.  Management Contract:

  The Fund has entered into a management contract with Bridgeway Capital Management, Inc. (the Adviser"), a shareholder of the Fund. As compensation for the advisory services rendered, facilities furnished, and expenses borne by Bridgeway Capital Management, Inc., the portfolio pays Bridgeway Capital Management, Inc. a fee, computed and paid monthly based on the average daily net assets of the portfolio for the month. Such fee is based on the following annual rates: 0.90% of the first $250 million of the portfolio's average daily net assets, 0.875% of the next $250 million and 0.85% of any excess over $500 million.

  The fee is adjusted quarterly for based upon performance. The performance adjustment rate varies with the Fund's performance as compared to the performance of the Standard & Poor's 500 Composite Stock Price Index with dividends reinvested (hereinafter "Index" ) and ranges from -.7% to +.7%. The performance rate adjustment is calculated at 4.67% of the difference between the performance of the Fund and that of the Index over the trailing five year period, except that there is no performance adjustment if the difference between the Fund performance and the Index performance is less than or equal to 2%.

  5.  Related Party Transactions:

  One director of the Fund, John Montgomery, is an owner and director of the Adviser. Under the Investment Company Act of 1940 definitions, he is considered to be "affiliated" and "interested." Compensation of Mr. Montgomery is borne by the Adviser rather than the Fund. The other officers of the Fund are employees of the Adviser and the portion of their compensation attributable to fund accounting, shareholder accounting and state registration services is paid by the Fund and is included in the Accounting fees expense category of the financial statements. All amounts paid for shareholder accounting are paid to the Adviser.

  Payable for organization costs is payable to the Adviser.

  6.  Custodial Agreement:

  The Fund has entered into a Custodial Agreement with Compass Bank. As compensation for services rendered by the custodian, each portfolio pays a fee, computed and paid quarterly based on the average month end total assets of each portfolio for the quarter plus a fee per transaction.

  7.  Cost, Purchases and Sales of Investment Securities:

  Investments have the same cost for tax and financial statement purposes. Aggregate purchases and sales of investment securities, other than cash equivalents were $9,543,989 and $6,763,845, respectively, for the year ended June 30, 1998.

  Report of Independent Accountants




  To the Board of Directors of Bridgeway Fund, Inc.
  and Shareholders of the Aggressive Growth Portfolio:

  We have audited the accompanying statement of assets and liabilities, including the schedule of portfolio investments, of the Aggressive Growth Portfolio (one of the portfolios constituting Bridgeway Fund, Inc.) as of June 30, 1998, the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the three years in the period then ended and for the period from August 5, 1994 (commencement of operations) to June 30, 1995. These financial statements and financial highlights are the responsibility of the management of Bridgeway Fund, Inc. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of June 30, 1998, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Aggressive Growth Portfolio of Bridgeway Fund, Inc. as of June 30, 1998, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the three years in the period then ended and for the period from August 5, 1994 (commencement of operations) to June 30, 1995, in conformity with generally accepted accounting principles.




  Houston, Texas
  August 25, 1998

  August 28, 1998

  Dear Fellow Social Responsibility Shareholder,

  Our Portfolio financial performance for our fourth fiscal year was excellent. Total return for the year ended June 30, 1998 was more than five percentage points above the S&P 500 Index, and over twelve percentage points above the average growth and income fund. On the strength of this year's performance we regained our lead over the average growth and income fund and narrowed our gap with the S&P 500. Our fund ranked second of 32 socially responsible retail equity funds for one year performance and seventh of 23 funds for three year performance according to Morningstar.

  Performance Summary

  The following table presents SEC standardized performance for the June quarter, one year, and life-to-date:

                                            June Qtr.   1 Year     Life-to-Date
                                            4/1/98      7/1/97     8/5/94 to
                                            to 6/30/98  to 6/30/98 6/30/98**
  Social Responsibility Portfolio           2.9%        35.3%      24.9%
  S&P 500 Index (large stocks)*             3.3%        30.2%      29.0%
  Lipper Growth and Income Funds*           0.6%        23.5%      22.9%

  *The S&P 500 is an unmanaged index of large stocks, with dividends reinvested. The Lipper Growth and Income Funds reflect the aggregate record of domestic growth and income mutual funds as reported by Lipper Analytical Services, Inc. Past performance does not guarantee future returns.

  ** Life-to-date returns are annualized; quarterly returns are not annualized.

  GRAPH:
  _Growth of $10,000 Invested in various Funds and Indexes from 8/5/94 to 6/30/98_
  Shows the growth of $10,000 in the Bridgeway Social Responsibility Portfolio, the Lipper Growth and Income Funds, and the S&P 500 Index.
  As of 6/30/98 the $10,000 had grown to $23,819 in the Bridgeway Social Responsibility Portfolio, $26,998 in the S&P 500 Index and $22,368 in the Lipper Growth and Income Funds.

  Explanation of Financial Performance

  Translation: Our strong exposure to the retail sector (22% of net assets) and health sector (22%) both worked strongly in our favor this year. Our focus on larger stocks and to some degree on growth stocks helped as well.

  The following table presents ten stocks which gained at least 50% during the fiscal year:

  Rank    Description                  % Change
  1       The Gap, Inc.                137%       Retail Stores
  2       Schering Plough Corp.         91%       Drugs-Generic and OTC
  3       Sofamor/Danek Group Inc.      89%       Medical equipment
  4       Pfizer, Inc.                  82%       Drugs-Generic and OTC
  5       AMR Corp.                     80%       Air Transport
  6       Safeway Inc.                  76%       Retail Stores
  7       Ultra-Pac                     64%       Containers
  8       Dayton Hudson Corp.           66%       Retail Stores
  9       Microsoft Corp.               62%       Data Processing-Software
  10      BankBoston Corp.              54%       Banking

  Healthcare took the three of the top four spots in the ranking of companies. Retail stores took three of the other spots on this list. Together, they helped launch our performance past our benchmarks during the fiscal year. Ultra-Pac, a company we highlighted earlier in the fiscal year, was bought out and gave us a hefty short-term gain of 64%.

  Of course not all our stocks went up. We had a handful with very slight declines. The one disaster was Vivus, another previously highlighted healthcare stock. After a very promising introduction of a new product, the company ran into production problems and a reversal of sales growth in spite of heavy marketing expenditures. We closed out this position with a 65% loss. Fortunately (and by design), we held a relatively small position of this riskier stock.
  Largest Positions

  Our largest ten portfolio positions on June 30, 1998 continue to reflect some concentration in retail and healthcare:

  Company                       % of Net Assets  Industry
  The Gap, Inc.                 5.3%             Retail Stores
  Safeskin                      4.6%             Medical equipment
  Sofamor/Danek Group Inc.      4.6%             Medical equipment
  Pfizer, Inc.                  4.5%             Drugs-Generic and OTC
  Timberland Co.                4.1%             Leather & Shoes
  Schering Plough Corp.         4.0%             Drugs-Generic and OTC
  Safeway Inc.                  3.9%             Retail Stores
  Dayton Hudson Corp.           3.6%             Retail Stores
  Home Depot                    3.6%             Retail Stores
  Microsoft Corp.               3.4%             Data Processing Software
  Total                        41.6%

  The enclosed annual financial statement contains a complete listing of all Portfolio securities by industry.

  Disclaimer

  The following is a reminder from the friendly folks at your fund who worry about liability. The views expressed here are exclusively those of Fund management. They are not meant as investment advice. Any favorable (or unfavorable) description of a holding applies only as of the quarter end, June 30, 1998; security positions can and do change thereafter.

  Bridgeway Capital Management, Inc. Turns 5!

  Last month Bridgeway Capital Management celebrated its fifth birthday. As the first Bridgeway employee, staff presented me with a five-year pin. Texans don't differentiate between short _e's_ and short _i's,_ so I was actually presented with a five-year pen.

  When I was 24, I took a job in which I happened to be the youngest person ever to have filled that position. I figured if I just didn't die first, being the youngest guy around was a problem that would solve itself. (Now that we have hired some people an entire generation younger than myself, I guess I've _arrived._) I feel the same way about Bridgeway. In the first couple of years it seemed we just couldn't get our foot in the door most places because, regardless of my personal experience or that of our staff, our firm was just too young. We're still young, but this is a problem that is taking care of itself.

  Bridgeway Portfolios rank in top 4%

  The June issue of Mutual Funds Magazine named me the _Gold Medal_ manager of the micro-cap category. We tallied the raw fund scores for all fund families with at least two funds to see how Bridgeway fared overall. Using Mutual Funds Magazine's method of ranking (which limits the analysis to funds with at least three years and compares performance to a peer group), Bridgeway's three original funds together rank 7th of 199, or in the fourth percentile.

  Worst Mistake in Fiscal Year 1998

  Translation: At least once a year I like to tell our shareholders our worst mistake - well, there were two. I try to help create an atmosphere at Bridgeway in which people are willing to put mistakes on the table so we can all learn from them. It's only fair that I do this with our Board of Directors and you, the shareholder, my ultimate boss. Our worst two mistakes were not delivering on our commitment to offer an Internet site, and a small pricing error in another one of our portfolios (not Social Responsibility) early in the year.

  I am very pleased with our performance this year and there isn't anything about our specific stock performance I would put in the category of _mistake_ for Fiscal 1998. Sure, I would rather not have bought Vivus, but each stock in the Portfolio was a legitimate _buy_ from one of my models, and I feel we did a good job of staying on top of these stocks, investigating them for _spurious data,_ and screening for social criteria. My reacting to poor economic news from Southeast Asia last fall would have helped (a bit like Monday morning quarterbacking). I do no economic forecasting, because the record of professionals in this area is abysmal. Also, it frees up my time to concentrate on individual stock picking.

  While I am very pleased with a number of improvements in our administration/operations over the last year, especially the increasing strength of our staff, I would have to point to two non-investment mistakes. First, I committed to getting a Bridgeway web site up and running in Fiscal Year 1998, but we still only have the first steps_a web address (Bridgewayfund.com) and daily posting of our Portfolio net asset values per share. Although I fell short of my goal, we have much more planned for this site, and I recommit to significant progress before the end of November.

  A second, and potentially more significant mistake is that we missed accounting for a stock split (not the Social Responsibility Portfolio) at the beginning of the Fiscal Year, which cost the Adviser about $13,500 to correct. This is one of those situations in which Murphy's Law applies. Several things had to happen to make this error. _Missing_ a stock split means having a company in the Portfolio issue additional shares on a given day, but not accounting for it. If it causes our reported net asset value to be off a penny or more, then shareholders purchase or redeem at the wrong price and the Adviser, Bridgeway Capital Management, must make both the Portfolio and purchasing or redeeming shareholders _whole._ Most mutual funds make pricing errors which you simply don't hear about. Most certainly wouldn't let shareholders know about one this small, they'd just buy their way out of it - the industry practice. I want to emphasize that we are making continual improvements at Bridgeway, and that if we had had the current staff, current systems, or current procedures, I believe this error would not have occurred.

  How Can We Do It Better?--Taxes

  Translation: This is a new section highlighting a management strategy Bridgeway is using to improve our overall performance in the fund industry. One mutual fund recently incurred capital gains for 1997, which left most shareholders with a tax bill greater than their annual total return. While theoretically this can happen at any mutual fund, Bridgeway does a number of things to try to avoid it. (In 1997, a Social Responsibility Portfolio shareholder in the 31% tax bracket watched a $10,000 account grow to $13,447 after paying $83 in taxes at year-end. This ratio of taxes to total return is unusually lean; I would expect a shareholder to pay a higher percentage of total return in taxes in most years.)

  Before starting Bridgeway Fund in 1994, I invested primarily in stocks and had rare occasion to invest in mutual funds. These rare occasions included funds for the early days of my IRA and fund recommendations for friends. One of the things I noticed over the years was how much harder it was to pick winning mutual funds than winning stocks. I never understood this phenomenon until, as an industry "insider," I learned some of the things mutual funds do to make it hard to "beat the market." The things I learned, I have used to improve Bridgeway funds.

  As a mutual fund investor, I thought you might also appreciate my sharing these insights, possibly to improve your own investing prowess. So, from time to time, I plan to make this a feature of our shareholder letter. The purpose of this section is not to denigrate other mutual funds. I believe mutual funds are by far in the "cleanest" segment of the investment community. Neither am I trying simply to "toot our own horn" (although I will some). We certainly make mistakes at Bridgeway and we can continue to make improvements. But to the degree that shareholders, boards of directors, journalists, regulators, and mutual fund managers themselves identify our weak links, we can make the industry and the capitalist system safer, more efficient, productive, and humane.

  After the April tax season, Bridgeway fielded a number of questions about the tax management of our fund. Our overall philosophy is to manage tax issues in this portfolio "on the margin." This is not a specifically "tax-managed" portfolio such as Bridgeway's index funds. However, we do try to minimize turnover and justify higher taxes with even higher returns (though, of course, we cannot promise this), and we do strive to decrease the tax burden for shareholders in taxable accounts when it may help, or at least is unlikely to hurt, our overall performance. Finally, we give strong preference to current, rather than future shareholders. (A friend of mine, quoting Texas football coach Darrell Royal, would say, "Dance with who brung ya.")

  Earlier this year I read articles on Morningstar's web site and in the Wall Street Journal which highlighted the tax inefficiency of one fund in 1997. I thought it would be instructive to explain the source of this inefficiency and let you know what
  Bridgeway does to avoid these problems.   "Fund Z" (not the  real
  name) made a capital gains distribution of 27% in a year when the fund itself was up only 7.7%. This means that most shareholders in taxable accounts paid more in taxes than they made during the year in the fund. Due to quirks of IRS rules for mutual fund accounting, this situation can happen even to a well-managed fund. (It can also happen to an individual owning stocks if you take gains on securities which appreciated in prior years during a year of market decline, for example.) Nevertheless, most of the reasons for Fund Z's capital gains distribution were unnecessary:

  1. Untimely decision to reduce built-up capital gains. Fund Z managers decided that the fund's big capital-gains exposure was scaring away potential new investors, so they sold some stocks with high gains and then bought them back the next day. Current shareholders had to pay taxes on the resulting capital gains. In addition, they paid unnecessary transaction costs. But they received no benefits. So who did benefit? Future shareholders might benefit if the fund does well and capital gains distributions are lower than otherwise. Who benefits under almost any scenario? The fund management company whose apparent primary objective is to attract more assets. You will never see Bridgeway make transactions for this purpose. We are trying hard to look out for our current shareholders' interests first.

  2. Unexpected redemption. As the market declined in the December quarter, a large market-timing Fund Z shareholder redeemed all shares, worth about 10% of the total fund. In order to raise cash to cover the redemption, the fund had to sell some securities, which resulted in additional capital gains. We do several things to avoid this situation. First, we invite market timers not to invest in our funds. This is stated in capital letters on the front of our prospectus. We let shareholders know in our prospectus that frequent traders (twice or more per year) may not be allowed back in our funds. One thing that many funds do to avoid having to sell securities to raise cash for redemptions is to hold a large percentage of assets in cash. We only hold cash awaiting investment or to reduce to the overall risk of the portfolio in accordance with our investment objective (which is to roughly match the longer-term risk characteristics of the S&P 500.) So, what do I do with the rare large redemption? Generally, I _harvest from the bottom,_ that is, sell the current least attractive stocks according to our investment models. We manage our holdings on a _tax lot_ basis, which means we try to sell those lots which give the most favorable tax consequences to our taxable shareholders. If I were managing Fund Z, I would have looked at the stocks my models liked least, then those lots which would avoid capital gains.

  3. Two fund companies merged. The Fund Z family of funds merged with another fund family last year, resulting in additional capital gains. One fund had to sell appreciated securities to comply with investment objectives of the surviving fund, an action probably beyond the control of Fund Z's portfolio manager. It is not likely to happen at Bridgeway. I hold a majority of the shares of Bridgeway Capital Management, and I am not looking to sell out, now or in the future, to a larger company. There are some major incompatibilities between Bridgeway and all other larger companies I am aware of. I have worked for an organization with over 3,000 employees and I like my current job much better. If I wake up in 20 years working for a larger company, I would expect it to be Bridgeway.

  4. Sales to satisfy the short-short rule. This is an arcane IRS mutual fund rule which requires that no more than 30% of gross income (for simplicity, say 30% of all capital gains) can be from securities held less than 91 days. It is only a problem for funds with very high turnover. Based on our stock picking models, this rule is rarely a problem for the Bridgeway funds. The only time it was an issue was in May, 1996 when some of our stocks nearly doubled in a two-month timeframe and we wanted to reduce these holdings to reduce the portfolio risk. We had to wait an extra month to avoid creating potentially excessive _short-short_ gains. Fortunately, this rule has been repealed by congress and since June 30 no longer applies to Bridgeway.

  In summary, we will have some better and some worse years for taxes, but I expect to sidestep all four of the reasons shareholders incurred higher taxes in Fund Z.
  Conclusion

  As always, I appreciate your feedback. We take these seriously and have made continuing improvements because of people who have taken the time to write or call us. In the last year we have made significant improvements in the timeliness of our daily Portfolio price reporting and confirmation reporting. We have included answers to some questions in our quarterly reports. And we have continued to provide a high level of personal phone support even while adding an automated "menu_ to our _800_ phone number. Please keep your ideas coming.

  Sincerely,


  John Montgomery

                                   BRIDGEWAY FUND, INC.
                              SOCIAL RESPONSIBILITY PORTFOLIO
                             SCHEDULE OF PORTFOLIO INVESTMENTS
                          Showing percentage of total net assets
                                       June 30, 1998

       Industry  Company                                            Shares          Value
 Common Stock - 75.2%
       Air Transport - 1.7%
                 AMR Corp. *                                          300   $     24,975

       Aluminum & Products - 2.0%
                 Invision Technologies, Inc.*                       3,800         29,450

       Banking - 5.7%
                 Bank Boston Corp.                                     90          5,006
                 MBNA Corp.                                         1,125         37,195
                 Norwest Corp.                                      1,100         41,250

                                                                                  83,451
       Chemicals - 0.2%
                 Solutia Inc.                                         100          2,869

       Data Processing - Software 3.4%
                 Microsoft Corp. *                                    460         49,853

       Drugs-Generic and OTC - 12.0%
                 Eli Lilly and Company                                400         26,500
                 Merck & Company, Inc.                                195         26,081
                 Pfizer, Inc.                                         610         66,185
                 Schering-Plough Corp.                                638         58,457
                                                                                 177,223
       Electronics/Electric - 2.0%
                 Sony Corp.                                           350         30,122

       Finance - 5.7%
                 Fannie Mae                                           750         46,125
                 Student Loan SLM Holding Corp.                       770         37,730
                                                                                  83,855
       Food - 2.8%
                 Ben & Jerry's Homemade, Inc. *                     2,150         41,656

       Leather & Shoes - 4.1%
                 Timberland Co. *                                     830         59,708

       Medical equipment/Supplies - 10.4%
                 Johnson & Johnson, Inc.                              230         17,020
                 Safeskin Corp.*                                    1,660         68,268
                 Sofamor/Danek Group, Inc. *                          780         67,519
                                                                                 152,807
       Retail Stores - 22.3%
                 Whole Foods Market, Inc.*                            740         44,770
                 Dayton Hudson Corp.                                1,100         53,350
                 Herman Miller, Inc.                                1,700         41,331
                 Home Depot, Inc.                                     630         52,369
                 Safeway, Inc.*                                     1,424         57,939

       Retail Stores, continued
                 Gap, Inc.                                          1,275         78,333
                                                                                 328,092
       Services - 3.0%
                 The AES Corp.*                                       830         43,627


       Total Common Stock (Identified Cost $743,945)                        $  1,107,688

 Short-term Investments - 27.0%
       Money Market Funds - 27.0%
                 Expedition Money Market Fund                      67,580         67,580
                 Federated Money Market Prime
                   Obligations Fund                                63,605         63,605
                 Federated Money Market Trust
                   Fund                                            63,605         63,605
                 Federated Prime Obligations
                   Fund                                            67,580         67,580
                 SEI Daily Income Trust Money
                   Market Fund                                     67,580         67,580
                 SEI Daily Income Trust Prime
                   Obligations Fund                                63,605         67,580
                                                                                 397,530


       Total Short-term Investments
                   (Identified Cost $397,530)                               $    397,530


 Total Investments - 102.2%
                   (Cost $1,141,475)                                        $  1,505,218

 Other Assets and Liabilities, net - (2.2)%                                      (31,995)


 Total Net Assets - 100.0%                                                  $  1,473,223

 Percentages are based on total net assets.

 * Non-income producing security as no dividends were paid during the period from July 1, 1997 to June 30, 1998.

 ** The aggregate identified cost on a tax basis is $1,141,475.
 Gross unrealized appreciation and depreciation were $375,877 and $12,134, respectively, or net unrealized appreciation of $363,743.

 See accompanying notes to financial statements.

                               BRIDGEWAY FUND, INC. - SOCIAL RESPONSIBILITY PORTFOLIO
                                        STATEMENT OF ASSETS AND LIABILITIES
                                                As of June 30, 1998

 Assets:
     Investments at value (cost - $1,141,475)                                                          $1,505,218
     Receivable for interest                                                                                1,624
     Receivable for dividends                                                                                 333
     Receivable from adviser                                                                                  213
     Prepaid expenses                                                                                       1,172
     Deferred organization costs                                                                            4,697
                                                                                                       ----------
           Total assets                                                                                 1,513,257
                                                                                                       ----------

 Liabilities:
     Bank overdraft                                                                                        17,061
     Payable for investments purchased                                                                     14,869
     Payable for organization costs                                                                         4,748
     Accrued expenses                                                                                       3,356
                                                                                                       ----------
           Total liabilities                                                                               40,034
                                                                                                       ----------
     Net assets ( 69,692 shares outstanding)                                                           $1,473,223
                                                                                                       ==========
     Net asset value, offering and redemption price per share ($1,473,223 / 69,692)                        $21.14
                                                                                                       ==========

 Net assets represent:
     Paid-in capital                                                                                   $1,100,108
     Undistributed investment income                                                                          724
     Net realized gain                                                                                      8,648
     Net unrealized appreciation of investments                                                           363,743
                                                                                                       ----------
     Net assets                                                                                        $1,473,223
                                                                                                       ==========

                               BRIDGEWAY FUND, INC. - SOCIAL RESPONSIBILITY PORTFOLIO
                                              STATEMENT OF OPERATIONS
                                          For the year ended June 30, 1998

 Investment income:
     Dividends                                                                                             $4,696
     Interest                                                                                              10,415
                                                                                                       ----------
           Total income                                                                                    15,111

 Expenses:
     Management fees                                                                                        1,950
     Accounting fees                                                                                       15,219
     Audit fees                                                                                             6,802
     Custody                                                                                                1,932
     Amortization of organization costs                                                                     4,485
     Insurance                                                                                                143
     Legal                                                                                                  1,158
     Registration fees                                                                                      5,100
     Directors' fees                                                                                          933
     Miscellaneous                                                                                            108
                                                                                                       ----------
           Total expenses                                                                                  37,830

     Less fees waived                                                                                     (17,169)
     Less expenses reimbursed                                                                              (5,765)
                                                                                                       ----------
           Net expenses                                                                                    14,896
                                                                                                       ----------

 Net investment income                                                                                        215
                                                                                                       ----------

 Net realized and unrealized gain on investments:
     Net realized gain on investments                                                                      43,383
     Net change in unrealized appreciation                                                                246,810
                                                                                                       ----------
     Net realized and unrealized gain                                                                     290,193
                                                                                                       ----------

 Net increase in assets resulting from operations                                                        $290,408
                                                                                                       ==========

 See accompanying notes to financial statements.

                      BRIDGEWAY FUND, INC. - SOCIAL RESPONSIBILITY PORTFOLIO
                                STATEMENT OF CHANGES IN NET ASSETS

                                                                   Year ended       Year ended
 Increase (decrease) in net assets:                               June 30, 1998    June 30, 1997
 Operations:
     Net investment income                                                 $215           $1,064
     Net realized gain on investments                                    43,383            8,591
     Net change in unrealized appreciation                              246,810           71,190
                                                                     ----------       ----------
         Net increase resulting from operations                         290,408           80,845
                                                                     ----------       ----------
     Distributions to shareholders:
         From net investment income                                        (547)               0
         From realized gains on investments                             (30,868)         (21,520)
                                                                     ----------       ----------
           Total distributions to shareholders                          (31,415)         (21,520)
 Fund share transactions:
     Proceeds from sale of shares                                       671,280          254,732
     Reinvestment of dividends                                           28,882           21,520
     Cost of shares redeemed                                           (123,861)         (58,608)
                                                                     ----------       ----------
         Net increase from Fund share transactions                      576,301          217,644
                                                                     ----------       ----------
         Net increase in net assets                                     835,294          276,969
 Net assets:
     Beginning of period                                                637,929          360,960
                                                                     ----------       ----------
     End of period (including undistributed investment
             income of $724 and $1,075, respectively)                $1,473,223         $637,929
                                                                     ==========       ==========

 Number of Fund shares:
     Sold                                                                34,827           17,127
     Issued on dividends reinvested                                       1,681            1,556
     Redeemed                                                            (6,179)          (3,911)
                                                                     ----------       ----------
         Net increase                                                    30,329           14,772
     Outstanding at beginning of period                                  39,363           24,591
                                                                     ----------       ----------
     Outstanding at end of period                                        69,692           39,363
                                                                     ==========       ==========

 See accompanying notes to financial statements.

                                       BRIDGEWAY FUND, INC. - SOCIAL RESPONSIBILITY PORTFOLIO
                                                        FINANCIAL HIGHLIGHTS
                                           (for a share outstanding throughout the period)

                                                                   Year ended       Year ended       Year ended       8/5/94* to
                                                                  June 30, 1998    June 30, 1997    June 30, 1996    June 30, 1995
 Per share data
     Net asset value, beginning of period                                $16.21           $14.68           $11.61            $9.85
                                                                         ------           ------           ------           ------
     Income (loss) from investment operations:
         Net investment income (loss)                                      0.00             0.03            (0.02)            0.07
         Net realized and unrealized gain                                  5.57             2.31             3.11             1.70
                                                                         ------           ------           ------           ------
              Total from investment operations                             5.57             2.34             3.09             1.77
                                                                         ------           ------           ------           ------
     Less distributions to shareholders:
         Net investment income (loss)                                     (0.01)            0.00            (0.02)           (0.01)
         Net realized gains                                               (0.63)           (0.81)            0.00             0.00
                                                                         ------           ------           ------           ------
              Total distributions                                         (0.64)           (0.81)           (0.02)           (0.01)
                                                                         ------           ------           ------           ------
     Net asset value, end of period                                      $21.14           $16.21           $14.68           $11.61
                                                                         ======           ======           ======           ======

 Total return [1]                                                          35.3%            16.9%            26.6%            18.9%
 Ratios & Supplemental Data
     Net assets, end of period                                       $1,473,223         $637,929         $360,960          $64,421
     Ratios to average net assets: [2]
         Expenses after waivers and reimbursements                        1.50%            1.50%            1.48%            1.46%
         Expenses before waivers and reimbursements                       3.81%            5.81%           16.80%           72.83%
         Net investment income (loss) after waivers and reimbur           0.02%            0.24%           (0.17%)           0.90%

     Portfolio turnover rate [2]                                           37.8%            35.5%            83.8%            71.7%

 [1] Not annualized for periods less than a year.
 [2] Annualized for periods less than a year.
 *  August 5, 1994 was commencement of operations.

 See accompanying notes to financial statements.

  BRIDGEWAY FUND, INC.
  SOCIAL RESPONSIBILITY PORTFOLIO
  NOTES TO FINANCIAL STATEMENTS


  1.  Organization:

  Bridgeway Fund, Inc. (the "Fund") was organized as a Maryland corporation on October 19, 1993, and is registered under the Investment Company Act of 1940, as amended, as a no-load, diversified, open-end management investment company.

  The Fund is organized as a series fund and has six portfolios. The Fund commenced operations as a regulated investment company on August 5, 1994 with the Ultra-Small Company Portfolio, the Aggressive Growth Portfolio and the Social Responsibility Portfolio. On July 20, 1997, the Fund added two portfolios: the Ultra-Small Index Portfolio and the Ultra-Large 35 Index Portfolio. On June 5, 1998, the Fund added the Micro-Cap Limited Portfolio. The Fund is authorized to issue 1,000,000,000 shares.

  Bridgeway Capital Management, Inc. is Adviser to the Fund.

  2.  Significant Accounting Policies:

  The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

  Securities Valuation

  Securities are valued at the closing price for securities traded on a principal U.S. securities exchange and on NASDAQ. Listed securities for which no sales are reported are valued at the latest bid price in accordance with the pricing policy established by the Fund's Board of Directors. When current bid prices are not available, the most recently available quoted closing or bid price is used and adjusted for changes in the index on the exchange on which that security trades, also in accordance with the pricing policy established by the Fund's Board of Directors.

  Federal Income Taxes

  It is the Fund's policy to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies, including the timely distribution of all its taxable income to its shareholders. Therefore, no federal income tax provision has been recorded.

  Deferred Organization Costs

  Deferred organization costs are amortized on a straight-line basis over five years. The initial shareholders, prior to the prospectus being declared effective on June 30, 1994, have agreed that if any of the initial shares of each portfolio are redeemed during such amortization period by any holder thereof, the redemption proceeds will be reduced by the amount of the then unamortized organization expenses in the same ratio as the number of shares redeemed bears to the number of total outstanding shares at the time of redemption.

  Distributions to Shareholders

  Distributions to shareholders are recorded when declared. The amount and character of income and gains to be distributed are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

  Use of Estimates in Financial Statements

  In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, as well as the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

  BRIDGEWAY FUND, INC.
  SOCIAL RESPONSIBILITY PORTFOLIO
  NOTES TO FINANCIAL STATEMENTS, Continued


  2.  Significant Accounting Policies, Continued

  Risks and Uncertainties

  The Fund invests in stocks. Such investments are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with certain investments and the level of uncertainty related to changes in the value of investments, it is at least reasonably possible that changes in risks in the near term would materially affect shareholders' account values and the amounts reported in the financial statements and financial highlights.

  12b-1 Plan

  The Fund acts as distributor of its shares pursuant to a 12b-1 plan adopted by shareholders on October 15, 1996. The cost of distributing shares of the Fund is borne by the Adviser at no cost to the Fund; thus, there is no "12b-1 fee."

  Other

  Security transactions are accounted for as of the trade date, the date the order to buy or sell is executed. Realized gains and losses are computed on the identified cost basis. Dividend income is recorded on the ex-dividend date, and interest income is recorded on the accrual basis.

  Assets in the Social Responsibility Portfolio are very low, and may remain so in the immediate future. Because commission cost per trade is unacceptably high as a percentage of assets, the Adviser reimburses this Portfolio for any commissions above one cent/share. The Adviser expects to continue this practice until portfolio net assets reach at least $2 million.

  3.  Use of Derivative Instruments:

  The Social Responsibility Portfolio may use derivative securities such as the purchases and sales of futures and stock and index options to hedge risk. (See Prospectus for additional information.) Buying calls increases a Portfolio's exposure to the underlying security. Buying puts on a stock market index tends to limit a Portfolio's exposure to a stock market decline. All options purchased by the Fund were listed on exchanges and considered liquid positions with readily available market quotes. The Social Responsibility Portfolio had no derivative transactions during the year ended June 30, 1998.

  4.  Management Contract:

  The Fund has entered into a management contract with Bridgeway Capital Management, Inc. (the Adviser"), a shareholder of the Fund. As compensation for the advisory services rendered, facilities furnished, and expenses borne by Bridgeway Capital Management, Inc., the Portfolio pays Bridgeway Capital Management, Inc. a fee, computed and paid monthly based on the average daily net assets of the portfolio for the month. Such fee is based on the following annual rates: 0.90% of the first $250 million of each portfolio's average daily net assets, 0.875% of the next $250 million and 0.85% of any excess over $500 million.

  The fee is adjusted quarterly based upon performance. The performance adjustment rate varies with the Fund's performance as compared to the performance of the Standard & Poor's 500 Composite Stock Price Index with dividends reinvested (hereinafter "Index" ) and ranges from -.7% to +.7%. The performance rate adjustment is calculated at 4.67% of the difference between the performance of the Fund and that of the Index over the trailing five year period, except that there is no performance adjustment if the difference between the Fund performance and the Index performance is less than or equal to 2%.

  BRIDGEWAY FUND, INC.
  SOCIAL RESPONSIBILITY PORTFOLIO
  NOTES TO FINANCIAL STATEMENTS, Continued


  5.  Related Party Transactions:
  One director of the Fund, John Montgomery, is an owner and director of the Adviser. Under the Investment Company Act of 1940 definitions, he is considered to be "affiliated" and "interested." Compensation of Mr. Montgomery is borne by the Adviser rather than the Fund. The other officers of the fund are employees of the Adviser and the portion of their compensation attributable to fund accounting, shareholder accounting and state registration services is paid by the Fund and is included in the Accounting fees expense category of the financial statements. All amounts paid for shareholder accounting are paid to the Adviser.

  Payable for organization costs is payable to the Adviser.

  The Adviser has been voluntarily reimbursing the Social Responsibility Portfolio for any operating expenses above 1.5% and expects to continue this voluntary level of reimbursement for the foreseeable future. To achieve this expense level the Adviser has waived both the management fees and accounting fees for the year ended June 30, 1998.

  6.  Custodial Agreement:

  The Fund has entered into a Custodial Agreement with Compass Bank. As compensation for services rendered by the custodian, each portfolio pays a fee, computed and paid quarterly based on the average month end total assets of each portfolio for the quarter plus a fee per transaction.

  7.  Cost, Purchases and Sales of Investment Securities:

  Investments have the same cost for tax and financial statement purposes. Aggregate purchases and sales of investment securities, other than cash equivalents were $668,841 and $288,015, respectively for the year ended June 30, 1998.

  Report of Independent Accountants




  To the Board of Directors of Bridgeway Fund, Inc.
  and Shareholders of the Social Responsibility Portfolio:

  We have audited the accompanying statement of assets and liabilities, including the schedule of portfolio investments, of the Social Responsibility Portfolio (one of the portfolios constituting Bridgeway Fund, Inc.) as of June 30, 1998, the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the three years in the period then ended and for the period from August 5, 1994 (commencement of operations) to June 30, 1995. These financial statements and financial highlights are the responsibility of the management of Bridgeway Fund, Inc. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of June 30, 1998, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Social Responsibility Portfolio of Bridgeway Fund, Inc. as of June 30, 1998, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the three years in the period then ended and for the period from August 5, 1994 (commencement of operations) to June 30, 1995, in conformity with generally accepted accounting principles.




  Houston, Texas
  August 25, 1998

  August 28, 1998


  Dear Ultra-Large 35 Index Portfolio Shareholder,

  Aren't they just awesome! Ultra-Large U.S. stocks trounced all the major indexes for our first fiscal year ending June 30, 1998. Our portfolio climbed 22% calendar- and fiscal year-to-date through June 30. We don't have comparable data for the eleven months of our fiscal year, but for the six month calendar year-to-date period we ranked 18th of 672 growth and income funds according to Morningstar.

  If you are new as an Ultra-Large 35 Index Portfolio shareholder, welcome! We got quite a few recent shareholders as a result of a feature article in Mutual Funds Magazine (August issue) and a segment on CNBC. This portfolio has the largest capitalization of any index fund and the lowest expense of any retail mutual fund in America. As highlighted below, we think it is one of the most tax efficient funds as well.

  If you're not familiar with my _translation_ format, understanding it may help you skim this and future letters. My goal is to let you know in the first sentence or two how we did and whether I'm happy about our performance or not. If you read only one sentence of each of my letters and throw it in the trash, I want you to know how we did qualitatively. If you want to read just the other highlights of my letter, you can skim for the paragraphs beginning _translation._ Of course, I'll provide more details for those who enjoy them.

  Performance Summary

  The following table presents SEC standardized performance for the eleven months of operations from July 31, 1997 to June 30, 1998**:

                                                   Life-to-Date
                                                   7/31/97 to
                                                   6/30/98**
  Ultra-Large 35 Index Portfolio                   22.0%
  S&P 500 Index*                                   20.6%
  Bridgeway Ultra-Large 35 Index*                  22.0%

  *The S&P 500 Index is an unmanaged index of large companies (with dividends reinvested). The Bridgeway Ultra-Large 35 Index is an index comprised of some of the very largest, "blue chip" U.S. stocks, excluding tobacco; it is compiled by the advisor to the Portfolio. Past performance does not guarantee future returns. ** Returns are not annualized.

  GRAPH:
  _Growth of $10,000 Invested in various Funds and Indexes from 7/31/97 to 6/30/98_
  Shows the growth of $10,000 in the Bridgeway Ultra-Large 35 Index Portfolio, the Bridgeway Ultra-Large 35 Index and the S&P 500 Index. As of 6/30/98 the $10,000 had grown to $12,204 in the Bridgeway Ultra-Large 35 Index Portfolio, $12,200 in the Bridgeway Ultra-Large 35 Index and $12,057 in the S&P 500 Index.


  Explanation of Portfolio Performance

  Translation: Pharmaceuticals were way up. Technology was down. Overall we had a nice gain.

  Pharmaceuticals took top honors for  our fiscal year ending  June
  30. These stocks occupied the #1 (Pfizer, up 82%), #5 (Bristol Myers Squibb, up 47%), and #13 (Merck, up 29%) spots in our annual ranking. Telecommunications was our second best performing industry, occupying the #3, 7, 9 and 15 spots in the rank of annual performance.

  At the  other end  of the  spectrum, five  of our  companies  had negative annual returns, creating a significant drag on our performance. Four of them were in the technology sector. These stocks suffered from more significant exposure to problems in Southeast Asia and from decelerating growth in computer hardware and semiconductors. These stocks were Oracle (down 55%), Motorola (down 35%), Intel (down 19%), and Hewlett-Packard (down 14%).

  Disclaimer

  The following is a reminder from the friendly folks at your fund who worry about liability. The views expressed here are exclusively those of Fund management. They are not meant as investment advice. Any favorable (or unfavorable) description of a holding applies only as of the fiscal year end, June, 1998.

  Portfolio Advantages

  Translation: If you want low expenses, adequate diversification among large U.S. companies, and really want to keep taxes low, we think this portfolio will provide a good home.

  I recently compiled a list of the significant advantages of this Portfolio. I though you might be interested.
  1.These are the bluest of the blue chips, which comprise the largest capitalization domestic equity index. They have been outstanding performers in the current market environment where investors have flocked to the largest most liquid stocks. Long-term they should have lower volatility than other asset classes.

  2.This portfolio has the lowest expense ratio of any retail fund in America--0.15%. You get to keep more of your return.

  3.There is no tobacco.   Who needs to  be invested in a  terminal
  industry?

  4.We try to do everything possible to avoid returning a capital gain to shareholders. The construction of the index keeps fund shareholders in mind. We don't rebalance it annually. We don't announce the exact timing of any rebalancing, so other investors can't _front-run_ our trades. If a company is no longer ultra-large, we sell only lots with a tax loss; others go into a _dormant_ category. Unlike some of the newer large-cap index funds, we don't have to sell half our holdings when there is a two for one stock split. We court buy and hold investors. The board of directors reserves the authority to slap a redemption fee (accruing to the Portfolio) on exiting shareholders if they redeem in a down market. We are joining FundServ Networking
  Level III which allows us to track marketplace trades at a detailed level. This will increase our ability to decline trades by short-term traders or market-timers, something which is backed up by strong language in the prospectus. We can _harvest_ capital losses without worrying about getting out of balance with the index. Results: we distributed no capital gains last year, and I currently forecast none for the second year. It won't surprise me if we have no capital gains distributions in the first decade of our existence. I would expect (but can't promise) to be in the top half-percent of tax efficient funds in the long-term. We are very serious about the tax management of this portfolio. (If you want a fund that could be slightly more tax efficient, you might check out our Ultra-Small Index Portfolio; it invests in tiny, however much more volatile, companies which typically pay no dividends themselves.)

  5.There is no huge backlog of existing capital gains on the books from a decade-long bull market.

  6.The tiny asset base of this fund is more than quadrupling on an annualized basis. I would expect this to continue for some years to come. If this happens, any taxable dividends we do have to distribute would be diluted by future shareholders, if you get in early.

  7.Unlike the largest S&P 500 fund, we purchase no derivatives, just stocks.

  Direction of the Market, State of the Economy, Blah, Blah, Blah Most mutual fund shareholder letters will go on and on about the economy, market, and other things which fund management has no control over and next to no chance of predicting. Not so here. This is an index portfolio, and you probably already know as much as much about the economy as I do. We spend our efforts on managing the portfolio in a lean and efficient style, with considerable focus on tax management.

  Conclusion

  As always, I appreciate your feedback. We take your comments seriously and have made continuing improvements because of people who have taken the time to write or call us. In the last year we have made significant improvements in the timeliness of our daily Portfolio price reporting. We have included answers to some questions in our quarterly reports. And we have continued to provide a high level of personal phone support even while adding an automated _menu_ to our _800_ phone number. Please keep your ideas coming.

  Sincerely,



  John Montgomery

                                   BRIDGEWAY FUND, INC.
                              ULTRA-LARGE 35 INDEX PORTFOLIO
                             SCHEDULE OF PORTFOLIO INVESTMENTS
                          Showing percentage of total net assets
                                       June 30, 1998

       Industry  Company                                            Shares          Value
 Common Stock - 96.5%
       Automobiles - 5.9%
                 Ford Motor Company                                   268   $     15,812
                 General Motors Corp.                                 105          7,015
                                                                                  22,827
       Banking - 8.2%
                 Bankamerica Corp.                                    117         10,121
                 Citicorp                                              43          6,418
                 Nations Bank Corp.                                   198         15,184
                                                                                  31,723
       Beverages - 6.4%
                 Coca-Cola Company                                    183         15,647
                 Pepsico, Inc.                                        220          9,061
                                                                                  24,708
       Chemicals - 1.9%
                 Dupont E.I. De Nemours &
                   Company                                             99          7,394

       Cosmetics & Toiletries - 3.1%
                 Gillette Company                                     210         11,944

       Data Processing - 6.5%
                 Cisco Systems, Inc.*                                 157         14,454
                 International Business Machines
                   Corp.                                               92         10,563
                                                                                  25,017
       Data Processing - 3.5%

                 Microsoft Corp. *                                    103         11,163
                 Oracle Corp.*                                         98          2,407
                                                                                  13,570
       Drugs-Generic and OTC - 10.5%
                 Bristol Myers Squibb Company                          92         10,574
                 Merck & Company, Inc.                                117         15,649
                 Pfizer, Inc.                                         131         14,214
                                                                                  40,437
       Electronics/Electric - 9.2%
                 General Electric Company                             132         11,996
                 Intel Corp.                                          110          8,154
                 Motorola, Inc.                                       290         15,243
                                                                                  35,393
       Finance - 2.6%
                 Fannie Mae                                           161          9,902

       Food Serving - 2.7%
                 McDonalds Corp.                                      151   $
                                                                                  10,419

       Household Products - 2.6%
                 The 'Procter & Gamble
                   Company                                            109
                                                                                   9,926

       Insurance - 2.8%
                 American International
                   Group, Inc.                                         75         10,950

       Leisure-Amusement - 2.5%
                 The 'Walt Disney Company                              90          9,495

       Medical equipment/Supplies - 2.6%
                 Johnson & Johnson, Inc.                              138         10,212

       Oil & Gas - 8.8%
                 Chevron Corp.                                        173         14,489
                 Exxon Corp.                                          139          9,921
                 Mobil Corp.                                          123          9,425
                                                                                  33,835
       Retail Stores - 1.7%
                 Wal-Mart Stores, Inc.                                106          6,420

       Services - 0.4%
                 Associates First Capital                              21          1,616

       Specialty Instruments - 2.7%
                 Hewlett Packard Company                              175         10,478

       Telecommunications - 12.1%
                 AT&T Corp.                                           124          7,084
                 Bell Atlantic Corp.                                  342         15,604
                 GTE Corp.                                            117          6,508
                 SBC Communications, Inc.                             218          8,720
                 Worldcom, Inc. *                                     183          8,864
                                                                                  46,780


       Total Common Stock (Identified Cost $331,136)                        $
                                                                                 373,046

                                   BRIDGEWAY FUND, INC.
                              ULTRA-LARGE 35 INDEX PORTFOLIO
                       SCHEDULE OF PORTFOLIO INVESTMENTS, continued
                          Showing percentage of total net assets
                                       June 30, 1998

       Industry  Company                                            Shares          Value
 Short-term Investments - 13.4%
       Money Market Funds - 13.4%
                 Expedition Money Market Fund                      51,613         51,613

       Total Short-term Investments
                   (Identified Cost $51,613)                                $     51,613


 Total Investments - 109.9%
                   (Cost $382,749)                                          $    424,659

 Other Assets and Liabilities, net - (9.9)%                                      (38,288)


 Total Net Assets - 100.0%                                                   $   386,371


 Percentages are based on total net assets.

 * Non-income producing security as no dividends were paid during the period from July 1, 1997 to June 30, 1998.

 ** The aggregate identified cost on a tax basis is $382,749.
 Gross unrealized appreciation and depreciation were $44,172 and $2,262, respectively, or net unrealized appreciation of $41,910.

 See accompanying notes to financial statements.

                               BRIDGEWAY FUND, INC. - ULTRA-LARGE 35 INDEX PORTFOLIO
                                        STATEMENT OF ASSETS AND LIABILITIES
                                                As of June 30, 1998

 Assets:
     Investments at value (cost - $382,749)                                                              $424,659
     Cash                                                                                                  40,006
     Receivable for investments sold                                                                        5,274
     Receivable for dividends                                                                                 138
     Receivable from adviser                                                                                5,322
     Prepaid expenses                                                                                         114
     Deferred organization costs                                                                            3,698
           Total assets                                                                                   479,211

 Liabilities:
     Payable for investments purchased                                                                     83,913
     Payable for management fee                                                                                 3
     Payable for organization costs                                                                         3,924
     Accrued expenses                                                                                       5,000
           Total liabilities                                                                               92,840
     Net assets ( 63,367 shares outstanding)                                                             $386,371
     Net asset value, offering and redemption price per share ($386,371 / 63,367)                           $6.10

 Net assets represent:
     Paid-in capital                                                                                     $343,405
     Undistributed investment income                                                                        1,941
     Net realized loss on investments                                                                        (885)
     Net unrealized appreciation of investments                                                            41,910
     Net assets                                                                                          $386,371

                               BRIDGEWAY FUND, INC. - ULTRA-LARGE 35 INDEX PORTFOLIO
                                              STATEMENT OF OPERATIONS
                          From commencement of operations (July 31, 1997) to June 30, 1998

 Investment income:
     Dividends                                                                                             $1,841
     Interest                                                                                                 298
           Total income                                                                                     2,139

 Expenses:
     Management fees                                                                                          106
     Accounting fees                                                                                        3,442
     Audit fees                                                                                             5,000
     Custody                                                                                                1,600
     Amortization of organization costs                                                                       828
     Legal                                                                                                     12
     Registration fees                                                                                      1,235
     Directors fees                                                                                           600
           Total expenses                                                                                  12,823
     Less fees waived                                                                                      (3,548)
     Less expenses reimbursed                                                                              (9,077)
           Net expenses                                                                                       198

 Net investment income                                                                                      1,941

 Net realized and unrealized gain on investments:
     Net realized loss on investments                                                                        (885)
     Net change in unrealized appreciation                                                                 41,910
     Net realized and unrealized gain                                                                      41,025
 Net increase in assets resulting from operations                                                         $42,966


 See accompanying notes to financial statements.

              BRIDGEWAY FUND, INC. - ULTRA-LARGE 35 INDEX PORTFOLIO
                        STATEMENT OF CHANGES IN NET ASSETS

                                                                July 31, 1997* to
 Increase (decrease) in net assets:                               June 30, 1998
 Operations:
     Net investment income                                               $1,941
     Net realized loss on investments                                      (885)
     Net change in unrealized depreciation                               41,910
         Net increase resulting from operations                          42,966
     Distributions to shareholders:
         From net investment income                                           0
         From realized gains on investments                                   0
           Total distributions to shareholders                                0
 Fund share transactions:
     Proceeds from sale of shares                                       410,146
     Reinvestment of dividends                                                0
     Cost of shares redeemed                                            (66,741)
         Net increase from Fund share transactions                      343,405
         Net increase in net assets                                     386,371
 Net assets:
     Beginning of period                                                      0
     End of period (including undistributed investment income o        $386,371

 Number of Fund shares:
     Sold                                                                75,335
     Issued on dividends reinvested                                           0
     Redeemed                                                           (11,968)
         Net increase                                                    63,367
     Outstanding at beginning of period                                       0
     Outstanding at end of period                                        63,367

              BRIDGEWAY FUND, INC. - ULTRA-LARGE 35 INDEX PORTFOLIO
                               FINANCIAL HIGHLIGHTS
                 (for a share outstanding throughout the period)

                                                                July 31, 1997* to
                                                                December 31, 1997
 Per share data
     Net asset value, beginning of period                                 $5.00
     Income (loss) from investment operations:
         Net investment income                                             0.07
         Net realized and unrealized gain                                  1.03
              Total from investment operations                             1.10
     Less distributions to shareholders:
         Net investment income                                             0.00
         Net realized gains                                                0.00
              Total distributions                                          0.00
     Net asset value, end of period                                       $6.10

 Total return [1]                                                         22.0%
 Ratios & Supplemental Data
     Net assets, end of period                                         $386,371
     Ratios to average net assets: [2]
         Expenses after waivers and reimbursements                        0.15%
         Expenses before waivers and reimbursements                       9.73%
         Net investment income after waivers and reimbursements           1.47%

     Portfolio turnover rate [2]                                           64.3%

 [1] Not annualized.
 [2] Annualized.
 *  July 31, 1997 commencement of operations

 See accompanying notes to financial statements.

  BRIDGEWAY FUND, INC.
  ULTRA-LARGE 35 INDEX PORTFOLIO
  NOTES TO FINANCIAL STATEMENTS


  1.  Organization:

  Bridgeway Fund,  Inc.  (the "Fund")  was  organized  as a  Maryland corporation on  October  19,  1993,  and  is registered  under  the
  Investment Company Act of 1940, as amended, as a no-load, diversified, open-end management investment company.

  The Fund is organized as a series fund and has six portfolios. The Fund commenced operations as a regulated investment company on August 5, 1994 with the Ultra-Small Company Portfolio, the Aggressive Growth Portfolio and the Social Responsibility
  Portfolio. On July 20, 1997, the Fund added two portfolios: the Ultra-Small Index Portfolio and the Ultra-Large 35 Index Portfolio. On June 5, 1998, the Fund added the Micro-Cap Limited Portfolio. The Fund is authorized to issue 1,000,000,000 shares.

  Bridgeway Capital Management, Inc. is the Adviser to the Fund.

  2.  Significant Accounting Policies:

  The following  is  a  summary  of significant  accounting  policies
  followed  by  the  Fund   in  the  preparation  of   its  financial
  statements.

  Securities Valuation

  Securities are valued at the closing price for securities traded on a principal U.S. securities exchange and on NASDAQ. Listed securities for which no sales are reported are valued at the latest bid price in accordance with the pricing policy established by the Fund's Board of Directors. When current bid prices are not available, the most recently available quoted closing or bid price is used and adjusted for changes in the index on the exchange on which that security trades, also in accordance with the pricing policy established by the Fund's Board of Directors.

  Federal Income Taxes

  It is the Fund's policy to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies, including the timely distribution of all its taxable income to its shareholders. Therefore, no federal income tax provision has been recorded.

  Deferred Organization Costs

  Deferred organization costs are amortized on a straight-line basis over five years.

  Distributions to Shareholders
  Distributions to shareholders are recorded when declared. The amount and character of income and gains to be distributed are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

  Use of Estimates in Financial Statements

  In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, as well as the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

  Risks and Uncertainties

  The Fund invests in stocks. Such investments are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with certain investments and the level of uncertainty related to

  BRIDGEWAY FUND, INC.
  ULTRA-LARGE 35 INDEX PORTFOLIO
  NOTES TO FINANCIAL STATEMENTS, Continued


  2.  Significant Accounting Policies
  Risks and Uncertainties, Continued

  changes in the value of investments, it is at least reasonably possible that changes in risks in the near term would materially affect shareholders' account values and the amounts reported in the financial statements and financial highlights.

  12b-1 Plan

  The Fund acts as distributor of its shares pursuant to a 12b-1 plan adopted by shareholders on October 15, 1996. The cost of distributing shares of the Fund is borne by the Adviser at no cost to the Fund; thus, there is no "12b-1 fee."

  Other

  Security transactions are accounted for as of the trade date, the date the order to buy or sell is executed. Realized gains and losses are computed on the identified cost basis. Dividend income is recorded on the ex-dividend date, and interest income is recorded on the accrual basis.

  Assets in the Ultra-Large 35 Index Portfolio are very low, and may remain so in the immediate future. Because commission cost per trade is unacceptably high as a percentage of assets, the Adviser reimburses the Portfolio for any commissions above one cent/share. The Adviser expects to continue this practice until portfolio net assets reach at least $2 million.

  3.  Management Contract:

  The Ultra-Large 35 Index Portfolio pays a flat 0.08% annual management fee, computed daily and payable monthly, subject to a maximum expense ratio of 0.15%.

  4.  Related Party Transactions:

  One director of the Fund, John Montgomery, is an owner and director of the Adviser. Under the Investment Company Act of 1940 definitions, he is considered to be "affiliated" and "interested." Compensation of Mr. Montgomery is borne by the Adviser rather than the Fund. The other officers of the Fund are employees of the Adviser, and the portion of their compensation attributable to fund accounting, shareholder accounting and state registration services is paid by the Fund and is included in the Accounting fees expense category of the financial statements. All amounts paid for shareholder accounting are paid to the Adviser.

  The Adviser has been voluntarily reimbursing the Ultra-Large 35 Portfolio for any operating expenses above 0.15%. To achieve this expense level the Adviser has waived both the management fees and accounting fees for the year ended June 30, 1998. The Adviser expects to continue this voluntary level of reimbursement, for the foreseeable future.

  Payable for organization costs is payable to the Adviser.

  5.  Custodial Agreement:

  The Fund has entered into a Custodial Agreement with Compass Bank. As compensation for services rendered by the custodian, each portfolio pays a fee, computed and paid quarterly based on the average month end total assets of each portfolio for the quarter plus a fee per transaction.

  6.  Cost, Purchases and Sales of Investment Securities:

  Investments have the same cost for tax and financial statement purposes. Aggregate purchases and sales of investment securities, other than cash equivalents were $417,753 and $85,391, respectively for the year ended June 30, 1998.

  Report of Independent Accountants




  To the Board of Directors of Bridgeway Fund, Inc.
  and Shareholders of the Ultra-Large 35 Index Portfolio:

  We have audited the accompanying statement of assets and liabilities, including the schedule of portfolio investments, of the Ultra-Large 35 Index Portfolio (one of the portfolios constituting Bridgeway Fund, Inc.) as of June 30, 1998, and the related statement of operations, statement of changes in net assets and financial highlights for the period from July 31, 1997 (commencement of operations) to June 30, 1998. These financial statements and financial highlights are the responsibility of the management of Bridgeway Fund, Inc. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of June 30, 1998, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Ultra-Large 35 Index Portfolio of Bridgeway Fund, Inc. as of June 30, 1998, and the results of its operations, changes in its net assets, and financial highlights for the period from July 31, 1997 (commencement of operations) to June 30, 1998, in conformity with generally accepted accounting principles.




  Houston, Texas
  August 25, 1998

                                 BRIDGEWAY FUND, INC. - MICRO-CAP LIMITED PORTFOLIO
                                        STATEMENT OF ASSETS AND LIABILITIES
                                                As of June 30, 1998

 Assets:
     Cash                                                                                              $9,071,605
     Deferred organization costs                                                                            9,650
           Total assets                                                                                 9,081,255

 Liabilities:
     Payable for organization costs                                                                         9,650
           Total liabilities                                                                                9,650
     Net assets ( 1,814,321 shares outstanding)                                                        $9,071,605
     Net asset value, offering and redemption price per share ($9,071,605 / 1,814,321)                      $5.00

 Net assets represent:
     Paid-in capital                                                                                   $9,071,605
     Net assets                                                                                        $9,071,605

                                 BRIDGEWAY FUND, INC. - MICRO-CAP LIMITED PORTFOLIO
                                         STATEMENT OF CHANGES IN NET ASSETS

                                                                                                 June 22, 1998* to
 Increase (decrease) in net assets:                                                                June 30, 1998
 Operations:
     Net investment income                                                                                     $0
     Net realized gain on investments                                                                           0
     Net change in unrealized depreciation                                                                      0
         Net increase resulting from operations                                                                 0
     Distributions to shareholders:
         From net investment income                                                                             0
         From realized gains on investments                                                                     0
           Total distributions to shareholders                                                                  0
 Fund share transactions:
     Proceeds from sale of shares                                                                       9,079,575
     Reinvestment of dividends                                                                                  0
     Cost of shares redeemed                                                                               (7,970)
         Net increase from Fund share transactions                                                      9,071,605
         Net increase in net assets                                                                     9,071,605
 Net assets:
     Beginning of period                                                                                        0
     End of period                                                                                     $9,071,605

 Number of Fund shares:
     Sold                                                                                               1,815,915
     Issued on dividends reinvested                                                                             0
     Redeemed                                                                                              (1,594)
         Net increase                                                                                   1,814,321
     Outstanding at beginning of period                                                                         0
     Outstanding at end of period                                                                       1,814,321

 See accompanying notes to financial statements.

  BRIDGEWAY FUND, INC.
  MICRO-CAP LIMITED PORTFOLIO
  NOTES TO FINANCIAL STATEMENTS



  1.  Organization:

  Bridgeway Fund, Inc. (the "Fund") was organized as a Maryland corporation on October 19, 1993, and is registered under the Investment Company Act of 1940, as amended, as a no-load, diversified, open-end management investment company.

  The Fund is organized as a series fund and has six portfolios. The Fund commenced operations as a regulated investment company on August 5, 1994 with the Ultra-Small Company Portfolio, the Aggressive Growth Portfolio and the Social Responsibility Portfolio. On July 20, 1997, the Fund added two portfolios: the Ultra-Small Index Portfolio and the Ultra-Large 35 Index Portfolio. On June 5, 1998, the Fund added the Micro-Cap Limited Portfolio. The Fund is authorized to issue 1,000,000,000 shares.

  The Micro-Cap Limited Portfolio was offered to the public beginning June 22, 1998 in accordance with the subscription offering. Until July 1, 1998 the portfolio's operations were restricted to accepting subscription funds. On July 1, 1998 the Portfolio began investing in micro-cap stocks and commenced other operations. The Portfolio will close to new investors whenever net assets are above $27.5 million and will close to all new investments when net assets are above $55 million.

  A statement of operations and financial highlights are not presented as the Portfolio did not commence investing activities until subsequent to June 30, 1998.

  Bridgeway Capital Management, Inc. is the Adviser to the Fund.

  2.  Significant Accounting Policies:

  The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

  Securities Valuation

  Securities are valued at the closing price for securities traded on a principal U.S. securities exchange and on NASDAQ. Listed securities for which no sales are reported are valued at the latest bid price in accordance with the pricing policy established by the Fund's Board of Directors. When current bid prices are not available, the most recently available quoted closing or bid price is used and adjusted for changes in the index on the exchange on which that security trades, also in accordance with the pricing policy established by the Fund's Board of Directors.
  Federal Income Taxes

  It is the Fund's policy to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies, including the timely distribution of all its taxable income to its shareholders. Therefore, no federal income tax provision has been recorded.

  Deferred Organization Costs

  Deferred organization costs are amortized on a straight-line basis over five years.

  Distributions to Shareholders

  Distributions to shareholders are recorded when declared. The amount and character of income and gains to be distributed are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

  BRIDGEWAY FUND, INC.
  MICRO-CAP LIMITED PORTFOLIO
  NOTES TO FINANCIAL STATEMENTS, Continued

  2.  Significant Accounting Policies, Continued

  Use of Estimates in Financial Statements

  In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, as well as the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

  12b-1 Plan

  The Fund acts as distributor of its shares pursuant to a 12b-1 plan adopted by shareholders on October 15, 1996. The cost of distributing shares of the Fund is borne by the Adviser at no cost to the Fund; thus, there is no "12b-1 fee."

  Other

  Security transactions are accounted for as of the trade date, the date the order to buy or sell is executed. Realized gains and losses are computed on the identified cost basis. Dividend income is recorded on the ex-dividend date, and interest income is recorded on the accrual basis.

  3.  Management Contract:
  The Micro-Cap Limited Portfolio pays a flat 0.9% annual management fee, computed daily and payable monthly, except that while the Portfolio's net assets range from $27.5 million to $55 million the fee will be $495,000 annually subject to a maximum rate of 1.49% and a maximum expense ratio of 1.9%.

  The fee is adjusted quarterly for based upon performance. The performance adjustment rate varies with the Fund's performance as compared to the performance of the CRSP Cap-Based Portfolio 9 Index with dividends reinvested (hereinafter "Index" ) and ranges from - .7% to +.7%. The performance rate adjustment is calculated at 2.8% of the difference between the performance of the Fund and that of the Index over the trailing five year period, except that there is no performance adjustment if the difference between the Fund performance and the Index performance is less than or equal to 2%.

  4.  Related Party Transactions:

  One director of the Fund, John Montgomery, is an owner and director of the Adviser. Under the Investment Company Act of 1940 definitions, he is considered to be "affiliated" and "interested." Compensation of Mr. Montgomery is borne by the Adviser rather than the Fund. The other officers of the Fund are employees of the Adviser, and the portion of their compensation attributable to fund accounting, shareholder accounting and state registration services is paid by the Fund, and all amounts paid for shareholder accounting are paid to the Adviser and are included in the Accounting fees expense category of the financial statements.

  The Adviser has agreed to voluntarily reimburse the Portfolio for any operating expenses above 1.9%. The Adviser expects to continue this voluntary level of reimbursement, for the foreseeable future.

  Payable for organization costs is payable to the Adviser.

  5.  Custodial Agreement:

  The Fund has entered into a Custodial Agreement with Compass Bank. As compensation for services rendered by the custodian, each portfolio pays a fee, computed and paid quarterly based on the average month end total assets of each portfolio for the quarter plus a fee per transaction.

  BRIDGEWAY FUND, INC.
  MICRO-CAP LIMITED PORTFOLIO
  NOTES TO FINANCIAL STATEMENTS, Continued



  6.  Cost, Purchases and Sales of Investment Securities:
  Investments have the same cost for tax and financial statement purposes. There were no trades for the Portfolio during the period.

  Report of Independent Accountants




  To the Board of Directors of Bridgeway Fund, Inc.
  and Shareholders of the Micro-Cap Limited Portfolio:

  We have audited the accompanying statement of assets and liabilities of the Micro-Cap Limtied Portfolio (one of the portfolios constituting Bridgeway Fund, Inc.) as of June 30, 1998, and the related statement of changes in net assets for the period from June 22, 1998 (date of formation) to June 30, 1998. These financial statements are the responsibility of the management of Bridgeway Fund, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 1998, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Micro-Cap Limited Portfolio of Bridgeway Fund, Inc. as of June 30, 1998, and the changes in its net assets for the period from June 22, 1998 (date of formation) to June 30, 1998, in conformity with generally accepted accounting principles.




  Houston, Texas
  August 25, 1998